Filed Pursuant to Rule 424(b)(5)

Registration No. 333-249642

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common shares, par value US$0.01 per share(4)	9,786,500	US$153.45	US$1,501,738,425.00	US$163,839.66

(1)

Includes 1,276,500 common shares, par value US$0.01 per share, offered to cover the underwriters’ over-allotment. To facilitate the settlement of the over-allocations, Credit Suisse (Hong Kong) Limited has entered into a borrowing arrangement with Tigerstep Developments Limited, pursuant to which Credit Suisse (Hong Kong) Limited may borrow 1,276,500 common shares from Tigerstep Developments Limited.

(2)

Calculated based on an exchange rate of HK$7.7548 to US$1.00 as of October 30, 2020, as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. The offering price is HK$1,190.00 per common share.

(3)	Calculated in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.
(4)

Includes all common shares in the Global Offering (as defined in this prospectus supplement under the caption “Underwriting”). Such common shares include those initially offered and sold within the United States, and those initially offered and sold outside the United States that may be resold from time to time within the United States. Offers and sales of common shares outside the United States are being made pursuant to applicable law. From time to time, such common shares may be represented by American Depositary Shares, or ADSs, issuable upon deposit of the common shares registered hereby, which have been registered under registration statement on Form F-6 (File No. 333-136862, No. 333-176069 and No. 333-201394), as amended. Each such ADS represents one common share.

Prospectus Supplement

(To Prospectus dated October 23, 2020)

New Oriental Education & Technology Group Inc.

8,510,000 Common Shares

We are offering 8,510,000 common shares, par value US$0.01 per share, as part of a global offering, or the Global Offering, consisting of an international offering of 7,999,400 common shares offered hereby, and a Hong Kong public offering of 510,600 common shares. The public offering price for the international offering and the Hong Kong public offering is HK$1,190.00 per common share, or approximately US$153.45 per common share based on an exchange rate of HK$7.7548 to US$1.00.

Our ADSs are listed on the New York Stock Exchange under the symbol “EDU.” On November 2, 2020, the last reported trading price of our ADSs on the New York Stock Exchange was US$161.36 per ADS, or HK$1,251.31 per common share, based upon an exchange rate of HK$7.7548 to US$1.00. Each ADS represents one common share.

The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for common shares sold in the United States, as well as for common shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.

Approval-in-principle has been granted by the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules for the listing of, and permission to deal in, our common shares under the stock code “9901.”

See “Risk Factors” beginning on page S-18 for a discussion of certain risks that should be considered in connection with an investment in our common shares.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PRICE HK$1,190.00 PER COMMON SHARE

	Per Common Share	Total
Public offering price	HK$1,190.00(1)	HK$	10,126,900,000.00
Underwriting discounts and commissions(2)	HK$10.71	HK$	91,142,100.00
Proceeds to us (before expenses)(3)	HK$1,179.29	HK$	10,035,757,900.00

(1)

Equivalent to US$153.45 per ADS, based upon each ADS representing one common share and an exchange rate of HK$7.7548 to US$1.00 as of October 30, 2020, per the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board.

(2)	See “Underwriting” beginning on page S-41 of this prospectus supplement for additional information regarding total underwriting compensation.
(3)	Includes estimated net proceeds of HK$602,145,474.00 from the sale of 510,600 common shares in the Hong Kong public offering.

We have granted the international underwriters the option, exercisable by Credit Suisse (Hong Kong) Limited, Merrill Lynch (Asia Pacific) Limited and UBS AG Hong Kong Branch, or the Joint Representatives, on behalf of the international underwriters, to purchase up to an additional 1,276,500 common shares at the public offering price until 30 days after the last day for the lodging of applications under the Hong Kong public offering (the “Over-allotment Option”). Credit Suisse (Hong Kong) Limited has entered into a borrowing arrangement with Tigerstep Developments Limited to facilitate the settlement of over-allocations. Credit Suisse (Hong Kong) Limited is obligated to return common shares to Tigerstep Developments Limited by exercising the option to purchase additional common shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Tigerstep Developments Limited for the loan of these common shares.

The underwriters expect to deliver the common shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around November 9, 2020.

Joint Sponsors, Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers

Credit Suisse	BofA Securities	UBS

Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers

CICC	Citigroup	CITIC

Joint Bookrunners and Joint Lead Managers (in alphabetical order)

ABCI	BOCI	CCBI	CMBI	HSBC

ICBCI	Macquarie	Nomura	Starwin Financial

Co-lead Manager

Tiger Brokers

The date of this prospectus supplement is November 3, 2020.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, Tigerstep Developments Limited has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of the underwriters, Tigerstep Developments Limited or us is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriters to subscribe for and purchase, any of the common shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Global Offering and other matters relating to us and our financial condition. The second part, the base prospectus, presents more general information about this offering. The base prospectus was included in the registration statement on Form F-3 (File No. 333-249642) that we filed with the SEC on October 23, 2020 and has been updated since that time with additional information that is incorporated by reference. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.

If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Other than the Hong Kong public offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the common shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering (as defined in the prospectus supplement under the caption “Underwriting”) and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,

•	“ADSs” refers to the American depositary shares, each of which represents one common share;

•	“China” or “the PRC” refers to the People’s Republic of China, and for the purpose of this prospectus supplement, excludes Taiwan, Hong Kong and Macau;

•	“HK$,” “Hong Kong dollars” or “HK dollars” refers to the lawful currency of Hong Kong;

•

“New Oriental China” refers to New Oriental Education & Technology Group Co., Ltd., formerly known as Beijing New Oriental Education & Technology (Group) Co., Ltd., which is a domestic PRC company and our variable interest entity whose financial results are consolidated into our consolidated financial statements in accordance with U.S. GAAP;

•	“shares” or “common shares” are to our common shares, par value US$0.01 per share;

•	“RMB” or “Renminbi” refers to the legal currency of the PRC

•	“US$” or “U.S. dollars” refers to the legal currency of the United States; and

•

“we,” “us,” “our company” or “our” refer to New Oriental Education & Technology Group Inc., its predecessor entities and subsidiaries and, in the context of describing our operations and consolidated financial data, also includes New Oriental China (as defined below).

Our reporting currency is U.S. dollars. This prospectus supplement contains translations of financial data in Renminbi and Hong Kong dollar amounts into U.S. dollars at specific rates solely for the convenience of the reader. Unless otherwise stated, all translations of financial data in Renminbi and Hong Kong dollars into U.S. dollars and from U.S. dollars into Renminbi in this document were made at a rate of RMB6.6919 to

US$1.00 and HK$7.7548 to US$1.00, the respective exchange rate on October 30, 2020 set out in the H.10 statistical release of the Federal Reserve Board. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, at the rate stated above, or at all.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to New Oriental Education & Technology Group Inc. and our securities, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of the accompanying prospectus. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under New Oriental Education & Technology Group Inc., CIK number 0001372920.

Our annual report on Form 20-F for the fiscal year ended May 31, 2020 filed with the SEC on September 16, 2020 (File No.  001-32993), or our 2020 Form 20-F, our Exhibits 99.1 and 99.2 to our current report on Form 6-K furnished to the SEC on October 23, 2020, titled “New Oriental Education & Technology Group Inc. Supplemental and Updated Disclosures” and “Frost  & Sullivan Consent”, Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 23, 2020, titled “Unaudited Interim Condensed Consolidated Financial Statements as of August 31, 2020 and for the three months ended August  31, 2019 and 2020,” and Exhibits 1.1 and 4.1 to our current report on Form 6-K furnished to the SEC on November 2, 2020, are incorporated by reference into the accompanying prospectus.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.

We will provide a copy of any or all of the information that has been incorporated by reference into the accompanying prospectus, upon written or oral request, to any person, including any beneficial owner of the securities, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:

New Oriental Education & Technology Group Inc.

No. 6 Hai Dian Zhong Street

Haidian District

Beijing 100080, People’s Republic of China

(86 10) 6260-5568

Attention: Investor Relations Department

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “is expected to,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to:

•	our anticipated growth strategies;

•	our future business development, results of operations and financial condition;

•	expected changes in our revenues and certain cost and expense items;

•	our ability to increase student enrollments and course fees and expand program, service and product offerings;

•	competition in each type of educational program, service and product we provide;

•	risks associated with our offering of new educational programs, services and products and the expansion of our geographic reach;

•	the expected increase in expenditures on education in China;

•	PRC laws, regulations and policies relating to private education and providers of private educational services;

•	general economic and business conditions in the regions where we operate; and

assumptions underlying or related to any of the foregoingYou should read thoroughly this this prospectus supplement, the accompanying prospectus and the documents incorporated by reference with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this this prospectus supplement, the accompanying prospectus and the documents incorporated by reference include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors including those described in “Risk Factors” and elsewhere in this prospectus supplement emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus, in the accompanying prospectus and in the documents incorporated by reference relate only to events or information as of the date on which the statements are made in this prospectus supplement, the date of the accompanying prospectus, or the date of the incorporated document. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information presented in greater detail elsewhere. This summary is not complete and does not contain all the information you should consider before investing in our common shares. You should carefully read the entire prospectus before investing, including “Risk Factors,” as well as the documents incorporated by reference. See “Incorporation of Certain Documents by Reference.” Our 2020 Form 20-F, which contains our audited consolidated financial statements as of May 31, 2018, 2019 and 2020 and for the years ended May  31, 2018, 2019 and 2020, Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 23, 2020, titled “New Oriental Education  & Technology Group Inc. Supplemental and Updated Disclosures”, which contains supplemental and updated disclosures, and Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 23, 2020, titled “Unaudited Interim Condensed Consolidated Financial Statements as of August 31, 2020 and for the three months ended August 31, 2019 and 2020”, which contains our unaudited interim condensed consolidated financial statements for the three months ended August 31, 2019 and 2020 and as of August 31, 2020, are incorporated by reference.

New Oriental Education & Technology Group Inc.

Our Mission

To provide students with empowerment, inspiration and horizon for a lifetime.

Our Vision

To continue to be a highly respectable institution for its values and excellence.

The New Oriental Way

We are committed to educating and inspiring students of all ages to achieve their potential, build self-confidence and develop a global vision with understanding and appreciation of both traditional Chinese culture and modern western cultures, as well as boosting students’ passion for learning, through the “New Oriental way” of innovative teaching and inspirational instruction. Our commitment to innovative and inspirational teaching is cultivated by our company culture that encourages creativity and our continued passion for education.

Company Overview

In 1993, our founder and executive chairman of our board of directors, Michael Minhong Yu, opened our first school in Beijing to offer TOEFL test preparation courses to college students. After nearly 30 years of operation, we have become the most comprehensive private educational services provider in China in terms of service and product offerings, according to Frost & Sullivan. We are the largest private educational service provider in China in terms of total net revenue and network of schools and learning centers for the fiscal year ended May 31, 2020, according to the same source. As of May 31, 2020, we had accumulated over 55.4 million student enrollments since inception. We provide educational services primarily under our “New Oriental” brand, where we are the only Chinese education company awarded the “Top 50 Most Valuable Commercial Services Brands” in the world in 2020 published by Brand Finance, according to Frost & Sullivan.

Our education ecosystem

We have developed an integrated online to offline education ecosystem around our students, parents, and teachers, where we offer one-stop educational services with comprehensive services and products covering all core school subjects in all class formats. With our operating history of nearly 30 years, we have delivered educational services to students across two generations and have accumulated a large alumni network.

Our educational services are delivered via our nationwide physical network of 104 schools, 1,361 learning centers and 12 bookstores primarily under our “New Oriental” brand across 91 cities in China as of May 31, 2020, as well as our online learning platforms under our “Koolearn,” “DFUB,” and “Donut” brands. The Amended Private Education Law passed in 2016 classifies private schools into for-profit private schools and nonprofit private schools and requires the private schools established prior to the promulgation of the Amended Private Education Law to re-register as either a for-profit or non-profit private school. Other than certain of our kindergartens, and our compulsory-education schools (namely schools providing grade 1 to grade 9 formal education) that are required to be non-profit schools under the Amended Private Education Law, we intend to register all of our schools as for-profit private schools to the extent practicable under the relevant local rules and regulations.

We continuously evolve and optimize our business models to capture market opportunities, enhance our students’ learning experience, and optimize our operational efficiency. Our in-house-developed online-merge-offline (OMO) standardized digital classroom teaching system combines our offline education resources with advanced technologies and enables us to pioneer different teaching models, while Koolearn, our subsidiary, offers pure online classes. We also established a growth equity fund to capture investment opportunities in various education subsectors to create synergy with our existing businesses.

Our in-house-developed OMO system incorporates a comprehensive set of technologies, methodologies, and initiatives centering around the digital classroom teaching system. With the OMO system, all of our offline teaching expertise, materials, and resources are digitalized, centralized and analyzed, and can be applied across our educational service offerings. Data on students’ learning behaviors, progress and performance from all terminals of the teaching process are collected and analyzed to generate customized teaching content and services for each student. The data analysis also helps teachers prepare their lessons, both those delivered online and offline, helping to standardize and structure lesson content. Based on our rich database, teaching materials can be generated automatically and tailored to the needs of the specific classes. The continued accumulation of data enables us to develop new teaching services, which in turn feeds new data back into the system. We believe this integration of online and offline education through our OMO system enables us to adapt quickly to the constantly evolving private education industry trends and competitive landscape, such as by realizing and addressing unmet customer demand with new innovative offerings.

We first introduced the OMO standardized digital classroom teaching system in 2014, after which we constantly expanded the system’s application scenarios and added new features and technologies such as interactive Q&A machines and visible progress system in 2014, big data analytics technology in 2016, and English speech recognition and assessment in 2017. We also engaged in innovative initiatives to refine our business model to adapt to changing customer needs, such as systematic teacher training programs in 2012 and a location-based live and interactive tutoring service introduced in 2017. The adoption of these innovative features improved student experience by offering better learning experience and enhanced efficiency, which led to growth in student enrollment. Such adoption led to our success from fiscal year ended May 31, 2015 to fiscal year ended May 31, 2020 as demonstrated by increases in total net revenue from US$1,246.8 million to US$3,578.7 million, total student enrollments in K-12 AST, test preparation, and other courses increased from approximately 2.9 million to approximately 10.6 million, and K-12 AST student enrollment from approximately 1.9 million to approximately 9.7 million.

R&D is very crucial in driving our business growth and expansion initiatives and improving student experience. We have focused our R&D efforts on (i) product and content developments such as developing and editing educational materials for our courses, and to cater to online and offline education methods and (ii) upgrading our technology platforms and broadening the usage of online tools and content in the in-house OMO system for all business lines throughout the entire network. We established New Oriental AI Research (NAIR) Academy in July 2018. The NAIR was founded with a commitment to innovative AI research in education. Leveraging the strong research capabilities of the NAIR, we have launched a series of AI-related products and services including AI teaching assistant to further improve the learning experience and teaching quality before, during and after each class.

At the core of our education ecosystem are our high quality teachers and systematic teacher selection, training and retention processes, our innovative and inspirational instruction approach, our original education content, and our proprietary technologies which are applied in multiple areas of our business operations, including student acquisition, learning content customization, real-time feedback to students and parents, and content and courseware development.

Our value propositions

To our students:

•	Inspirational teaching approach to develop students’ positive attitude and passion in earning

•	Broad selection of courses spanning a student’s education lifetime

•	High quality and distinctive educational content

•	Access to high quality teachers

•	Personalized and customized learning experience based on learning progress and feedback

To parents:

•	Comprehensive and real-time data-driven feedback on students

•	Insightful tracking and monitoring of students’ learning progress anywhere, anytime, which enable parents to tutor their children more efficiently

•	Customized education solutions backed by our comprehensive services and products to suit the diversified education needs of students

•	Comprehensive and systematic family education courses to help parents navigate through their children’s growth and achieve good parenting and blissful families

To our teachers:

•	Diversified and clear career path

•	Systematic teacher training program with established framework of quality assurance development and continuous targeted professional development systems

•	Effective technology-enabled teaching experience

•	Exposure to a broad range of educational scenarios to enhance teaching experience

•	Performance-based evaluation and incentive systems

Our educational service and product offerings

We are committed to offering comprehensive and high quality educational services and products to meet the evolving needs of students in each stage of their life (from kindergarten to adult), including K-12 after-school tutoring, overseas and domestic test preparation, language training for adults, pre-school, primary and secondary schools, education materials and distribution, online education, and other services.

Our scale

Our education ecosystem as a whole has achieved significant scale. Our total student enrollments in K-12 AST, test preparation, and other courses increased from approximately 6.3 million for the fiscal year ended May 31, 2018 to approximately 10.6 million for the fiscal year ended May 31, 2020, representing a CAGR of 29.7%. Our total net revenues increased from US$2,447.4 million for the fiscal year ended May 31, 2018 to US$3,578.7 million for the fiscal year ended May 31, 2020, representing a CAGR of 20.9%. Net income attributable to New Oriental Education & Technology Group Inc.’s shareholders increased from US$296.1 million in the fiscal year ended May 31, 2018 to US$413.3 million in the fiscal year ended May 31, 2020, representing a CAGR of 18.1%.

Our Strengths

We believe that the following strengths contribute to our success and are differentiating factors that set us apart from our competitors:

•	The leading provider of private educational services in China

•	Strong brand recognition

•	Most comprehensive service and product offerings with life-long one-stop educational services solution

•	Innovative online and offline integration powered by AI technology

•	Systematic approach to hiring and training high quality teachers

•	Superior content creation capabilities

•	Visionary and experienced management team

Our Strategies

We intend to pursue the following strategies:

•	Further solidify our market leadership

•	Continue to expand content and service offerings with improving quality and enhance students’ learning experience

•	Continue to recruit, develop and retain teaching talents

•	Further strengthen technology capabilities and continuously increase operational efficiency

•	Selectively pursue strategic investments and partnerships

Our Shareholding and Corporate Structure

Our Major Shareholder

Mr. Michael Minhong Yu (“Mr. Yu”), our founder and executive chairman of our board of directors, is interested in and controls, including through Tigerstep Developments Limited, an aggregate of 19,750,272 Shares, representing approximately 12.3% of our total issued share capital as of October 21, 2020. As such, Mr. Yu, through Tigerstep Developments Limited, is our major shareholder. For additional information, see “Principal Shareholders,” as well as other documents that are incorporated by reference into this prospectus supplement.

Our VIE Structure

Due to legal restrictions and prohibitions on foreign investment in, among others, tutoring schools, especially tutoring schools that provide K-12 after-school education, we operate substantially all of our education business in China through the variable interest entities and their subsidiaries, with which we have contractual arrangements. We describe our VIE structure and the key terms of the agreements underlying the contractual arrangements in “Item 4. Information on the Company—C. Organizational Structure” in our 2020 Form 20-F, as well as other documents that are incorporated by reference into this prospectus supplement. As a result, we are able to include the financial results of the variable interest entities and their subsidiaries into our Company’s consolidated financial statements.

Risk Factors

Our business and the Global Offering involve certain risks and uncertainties, some of which are beyond our control and may affect your decision to invest in us and/or the value of your investment. See “Risk Factors” for details of our risk factors, which we strongly urge you to read in full before making an investment in our Shares. Some of the major risks we face include:

•	If we are not able to continue to attract students to enroll in our courses without a significant decrease in course fees, our revenues may decline and we may not be able to maintain profitability;

•

We depend on our dedicated and capable faculty, and if we are not able to continue to hire, train and retain qualified teachers, we may not be able to maintain consistent teaching quality throughout our school network and our brand, business and operating results may be materially and adversely affected;

•	Our business depends on our “New Oriental” brand, and if we are not able to maintain and enhance our brand, our business and operating results may be harmed;

•	Failure to effectively and efficiently manage the expansion of our school network may materially and adversely affect our ability to capitalize on new business opportunities; and

•

If we fail to successfully execute our growth strategies, we may not be able to continue to attract students to enroll in our courses without a significant decrease in course fees, and our business and prospects may be materially and adversely affected.

See “Risk Factors” on page S-18 of this prospectus supplement for a discussion of risks related to our common shares, ADSs and the Global Offering. In addition, you should carefully consider the matters discussed under “Risk Factors” in our 2020 Form 20-F and in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 23, 2020, titled “New Oriental Education & Technology Group Inc. Supplemental and Updated Disclosures,” as well as other documents incorporated by reference into the accompanying prospectus.

Public Offering and Listing in Hong Kong

We are offering 8,510,000 common shares, par value US$0.01 per share, as part of a Global Offering, consisting of an international offering of 7,999,400 common shares offered hereby, and a Hong Kong public offering of 510,600 common shares. The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in accordance with applicable law. We are paying a registration fee for common shares sold in the United States, as well as for common shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.

Approval-in-principle has been granted by the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules for the listing of, and permission to deal in, our common shares under the stock code “9901.”

Fungibility and Conversion between ADSs and Common Shares

In connection with our public offering of common shares in Hong Kong, or the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and common shares and trading between the New York Stock Exchange and the Hong Kong Stock Exchange, we intend to move a portion of our issued common shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.

In addition, all common shares offered in both the international offering and the Hong Kong public offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. Holders of common shares registered on the Hong Kong share register will be able to convert these common shares into ADSs, and vice versa. See “Conversion between Common Shares Trading in Hong Kong and ADSs.”

It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered common shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors—Risks Related to Our Common Shares, ADSs and the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our common shares on the Hong Kong Stock Exchange.”

Corporate Information

We conduct our business in China through our subsidiaries and variable interest entities. Our American depositary shares, each of which represents one common share, par value US$0.01 per share, of our company, currently trade on the New York Stock Exchange under the symbol “EDU.”

Our principal executive offices are located at No. 6 Hai Dian Zhong Street, Haidian District, Beijing 100080, People’s Republic of China. Our telephone number at this address is +86 10 60908000. Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with this offering. Our corporate website is http://investor.neworiental.org. Information appearing on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

THE OFFERING

Public Offering Price	HK$1,190.00, or US$153.45, per common share

The Global Offering	We are offering 8,510,000 common shares in the Global Offering, consisting of an international offering of 7,999,400 common shares offered hereby, and a Hong Kong public offering of 510,600 common shares. For more information, see “Underwriting.”

Option to Purchase Additional Common Shares	We have granted the international underwriters an option, exercisable by the Joint Representatives, on behalf of the international underwriters, until 30 days after the last day for the lodging of applications under the Hong Kong public offering, to purchase up to an additional 1,276,500 common shares at the public offering price. Credit Suisse (Hong Kong) Limited has entered into a borrowing arrangement with Tigerstep Developments Limited to facilitate the settlement of over-allocations.

Common Shares Outstanding Immediately After the Global Offering	168,889,387 common shares (or 170,165,887 common shares if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional common shares).

Use of Proceeds	We estimate that we will receive net proceeds from the Global Offering of approximately HK$9,967.7 million, or US$1,285.4 million (or approximately HK$11,474.2 million, or US$1,479.6 million, if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional common shares), after deducting estimated underwriting fees and the estimated offering expenses payable by us.

We expect to use the net proceeds from the Global Offering for enhancing students’ learning experience through our continuous innovation and investments in technologies, our business growth and geographic expansion, strategic investments and acquisitions, and general corporate purposes and working capital needs.

See “Use of Proceeds” for more information.

Lock-up	We have agreed for a period of 90 days after November 9, 2020, and Mr. Michael Minhong Yu and Tigerstep Development Limited have agreed for a period of 90 days after the date of this prospectus supplement, not to sell, transfer or dispose of any ADSs, common shares or similar securities, subject to certain exceptions. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

See “Shares Eligible for Future Sale––Lock-up Agreements” for more information on their respective lock-up obligations.

Risk Factors	You should carefully read “Risk Factors” beginning on page S-18 and the other information included in this prospectus supplement and the accompanying prospectus, our 2020 Form 20-F, Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 23, 2020, titled “New Oriental Education & Technology Group Inc. Supplemental and Updated Disclosures”, as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in our common shares.

Hong Kong Stock Exchange Code for the Common Shares	9901.

Payment and Settlement	The underwriters expect to deliver the common shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around November 9, 2020.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

Set forth below are certain consolidated statements of operations data and cash flow data for the fiscal years ended May 31, 2018, 2019 and 2020 and certain consolidated balance sheet data as of May 31, 2018, 2019 and 2020. The selected consolidated statements of operations data for the years ended May 31, 2018, 2019 and 2020, selected consolidated balance sheets data as of May 31, 2018, 2019 and 2020 and selected consolidated cash flow data for the years ended May 31, 2018, 2019 and 2020 have been derived from our audited consolidated financial statements that are included in our 2020 Form 20-F and are incorporated into the accompanying prospectus by reference.

The consolidated statements of operations data and cash flow data presented below for the three months ended August 31, 2019 and 2020 and the consolidated balance sheets data as of August 31, 2020 have been derived from our unaudited interim condensed consolidated financial statements for the three months ended August 31, 2019 and 2020 and as of August 31, 2020, which are contained in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 23, 2020, titled “Unaudited Interim Condensed Consolidated Financial Statements as of August 31, 2020 and for the three months ended August 31, 2019 and 2020” and are incorporated into the accompanying prospectus by reference. Our consolidated financial statements are prepared in accordance with U.S. GAAP.

The consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements for the three fiscal years ended May 31, 2020 and as of May  31, 2018, 2019 and 2020 and related notes, “Item 5. Operating and Financial Review and Prospects” in our 2020 Form 20-F, and Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 23, 2020, titled “Unaudited Interim Condensed Consolidated Financial Statements as of August 31, 2020 and for the three months ended August 31, 2019 and 2020”. Our historical results do not necessarily indicate results expected for any future periods, and the results of operations for the three months ended August 31, 2020 are not necessarily indicative of the results to be expected for the full fiscal year ending May 31, 2021.

Selected Consolidated Statements of Operations

	For the Years Ended May 31,			For the Three Months Ended August 31,
	2018	2019	2020	2019	2020
	US$	US$	US$	US$	US$
	(in thousands, except for share and per share data)
Net revenues:
Educational programs and services	2,165,152	2,785,254	3,230,378	996,532	935,587
Books and other services	282,278	311,237	348,304	75,245	50,779

Total net revenues	2,447,430	3,096,491	3,578,682	1,071,777	986,366
Operating cost and expenses(1)
Cost of revenues	(1,065,740)	(1,376,269)	(1,588,899)	(440,229)	(464,866)
Selling and marketing	(324,249)	(384,287)	(445,259)	(101,193)	(116,883)
General and administrative	(794,482)	(1,034,028)	(1,145,521)	(284,159)	(254,312)

Total operating cost and expenses	(2,184,471)	(2,794,584)	(3,179,679)	(825,581)	(836,061)

Gain on disposal of a subsidiary	—	3,627	—	—	—

Operating income	262,959	305,534	399,003	246,196	150,305

Other income, net	94,065	10,315	88,833	8,671	62,818

Provision for income taxes:
Current	(72,785)	(103,031)	(142,992)	(52,670)	(43,584)
Deferred	13,377	17,317	8,630	1,834	(15,538)

Provision for income taxes	(59,408)	(85,714)	(134,362)	(50,836)	(59,122)

(Loss) gain from equity method investments	(379)	(2,289)	1,385	(803)	(3,167)

Net income	297,237	227,846 (2)	354,859	203,228	150,834

Less: Net income/(loss) attributable to non-controlling interests	1,107	(10,219)	(58,474)	(5,762)	(23,818)

Net income attributable to New Oriental Education & Technology Group Inc.’s shareholders	296,130	238,065	413,333	208,990	174,652

(1)	Share-based compensation expenses are included in our operating cost and expenses as follows:

	For the Years Ended May 31			For the Three Months ended August 31,
	2018	2019	2020	2019	2020
	(in thousands of US$)
Cost of revenues	—	134	2,224	36	1,483
Selling and marketing	—	1,205	4,227	365	2,597
General and administrative	57,443	69,997	55,606	10,619	11,753

Total	57,443	71,336	62,057	11,020	15,833

(2)

The decrease in net income from the fiscal year ended May 31, 2018 to the fiscal year ended May 31, 2019 was primarily due to an increase in loss from fair value change of long-term investments in the fiscal year ended May 31, 2019 by US$104.6 million, US$96.6 million of which was from our investment in Sunlands, a company engaged in online education specific to vocational qualification training

Selected Consolidated Balance Sheet Data

	As of May 31,			As of August 31,

	2018	2019	2020	2020
	(in thousands of US$)
Cash and cash equivalents	983,319	1,414,171	915,057	1,047,605
Short-term investments	1,623,763	1,668,689	2,318,280	2,778,408
Total current assets	2,941,914	3,466,242	3,756,420	4,384,425
Net current assets	1,191,030	1,460,018	1,277,056	1,607,067
Property and equipment, net	449,592	532,015	672,455	743,813
Long-term investments, net	433,333	404,704	431,101	434,756
Total assets	3,977,712	4,646,559	6,556,885	7,329,265
Total current liabilities	1,750,884	2,006,224	2,479,364	2,777,358
Total liabilities	1,763,017	2,121,462	3,687,074	4,180,190
Mezzanine equity	206,624	—	—	—
Total New Oriental Education & Technology Group Inc. shareholders’ equity	1,991,589	2,360,686	2,733,295	3,025,064
Non-controlling interests	16,482	164,411	136,516	124,011
Total equity	2,008,071	2,525,097	2,869,811	3,149,075
Total liabilities, mezzanine equity and equity	3,977,712	4,646,559	6,556,885	7,329,265

Selected Consolidated Cash Flow Data

	For the Years Ended May 31,			For the Three Months Ended August 31,
	2018	2019	2020	2019	2020
	(in thousands of US$)
Net cash provided by operating activities(1)	781,127	805,648	804,455	364,569	391,598
Net cash used in investing activities	(407,143)	(574,712)	(1,256,370)	(775,229)	(468,904)
Net cash (used in) provided by financing activities(1)	(74,881)	266,649	(17,862)	1,569	175,853

Effect of foreign exchange rate changes	42,992	(66,123)	(29,026)	(32,253)	34,508

Net change in cash, cash equivalents and restricted cash	342,095	431,462	(498,803)	(441,344)	133,055
Cash, cash equivalents and restricted cash at beginning of the period	644,670	986,765	1,418,227	1,418,227	919,424

Cash, cash equivalents and restricted cash at end of the period	986,765	1,418,227	919,424	976,883	1,052,479

(1)	The reclassification of restricted cash in the cash flows in the year ended May 31, 2018 is due to the adoption of ASU 2016-18: Statement of Cash Flows by using the retrospective application.

Impact of COVID-19

The outbreak of COVID-19 pandemic around the globe has had and is expected to continue to have an impact on our operations and financial performance. Our student acquisition efforts were affected, and the enrollment for summer courses were delayed. While our K-12 AST courses experienced continued growth, our overseas related businesses, including test preparation and consulting services, have been negatively affected due to cancelation of overseas exams, suspension of overseas schools and restrictions on travels.

During the COVID-19 outbreak, our continued investment in OMO system enabled us to swiftly and effectively move our offline classes to online live broadcasting classes while maintaining the high quality of our services. Our students’ satisfaction and the effectiveness of our online courses through our OMO system was demonstrated by more students retained from winter to spring semester and from spring to summer semester as compared with the same period during last fiscal year. We incurred additional selling and marketing expenses as we ramped our marketing efforts to capture new market opportunities during COVID-19 pandemic, especially for new initiatives in K-12 AST on our pure online education platform, Koolearn.com. We believed that we are also well positioned to further consolidate the market in the aftermath of the pandemic.

The COVID-19 outbreak may continue affect our business operations and its financial condition and operating results for the fiscal year 2021, including but not limited to negative impact to our total revenues, fair value adjustments or impairment to our long term investments.

RISK FACTORS

Any investment in our common shares involves a high degree of risk. You should carefully consider the risk factors set forth below together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before deciding whether to purchase the common shares. In addition, you should carefully consider the matters discussed under “Risk Factors” in our 2020 Form 20-F, Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 23, 2020, titled “New Oriental Education & Technology Group Inc. Supplemental and Updated Disclosures”, as well as other documents incorporated by reference into this prospectus supplement. Any of the following risks and the risks described in our 2020 Form 20-F, and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Our Common Shares, ADSs and the Global Offering

As a company applying for listing under Chapter 19C, we adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange.

As we are applying for a listing under Chapter 19C of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended or supplemented from time to time, or Hong Kong Listing Rules, we will not be subject to certain provisions of the Hong Kong Listing Rules pursuant to Rule 19C.11, including, among others, rules on notifiable transactions, connected transactions, share option schemes, content of financial statements as well as certain other continuing obligations. In addition, in connection with the listing on the Hong Kong Stock Exchange, we have applied for a number of waivers and/or exemptions from strict compliance with the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Codes on Takeovers and Mergers and Share Buybacks and the Securities and Futures Ordinance, or the Takeovers Codes and the SFO. As a result, we will adopt different practices as to those matters as compared with other companies listed on the Hong Kong Stock Exchange that do not enjoy those exemptions or waivers.

Our memorandum and articles of association are specific to us and include certain provisions that may be different from the requirements under the Hong Kong Listing Rules and common practices in Hong Kong. For example, Rule 19C.07(7) of the Hong Kong Listing Rules provides that the minimum stake required to convene an extraordinary general meeting and add resolutions to a meeting agenda must not be higher than 10% of the voting rights, on a one vote per share basis, in the share capital of a Qualifying Issuer, but our memorandum and articles of association provide that at least one-third of the aggregate voting power of our Company is required to convene an extraordinary general meeting. We will put forth a resolution at our next annual general meeting to be held after the listing on the Hong Kong Stock Exchange to revise our memorandum and articles of association to comply with Rule 19C.07(7) of the Hong Kong Listing Rules.

Prior to the amendment to our memorandum and articles of association, the minimum of one-third of the aggregate voting power of our Company is still required to convene an extraordinary general meeting.

Furthermore, if 55% or more of the total worldwide trading volume, by dollar value, of our common shares and ADSs over our most recent fiscal year takes place on the Hong Kong Stock Exchange, the Hong Kong Stock Exchange will regard us as having a dual primary listing in Hong Kong and we will no longer enjoy certain exemptions or waivers from strict compliance with the requirements under the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Takeovers Codes and the SFO, which could result in us having to amend our corporate structure and memorandum and articles of association and our incurring of incremental compliance costs.

The market price of our ADSs has been and is likely to continue to be, and the trading price of our common shares can be, volatile, which could result in substantial losses to holders of our common shares and/or ADSs.

The market price of our ADSs has been and is and is likely to continue to be volatile and could fluctuate widely in response to a variety of factors, many of which are beyond our control. The market price of our common shares, likewise, can be volatile for similar or different reasons. The market price of our ADSs and/or our common shares is likely to be highly volatile and subject to wide fluctuations in response to factors such as:

•	actual or anticipated fluctuations in our operating results,

•	changes in financial estimates by securities research analysts,

•	changes in the economic performance or market valuation of other education companies,

•	announcements by us or our competitors of material acquisitions, strategic partnerships, joint ventures or capital commitments,

•	addition or departure of our executive officers,

•	detrimental negative publicity about us, our competitors or our industry,

•	regulatory investigation or other governmental proceedings against us,

•	substantial sales or perception of sales of our ADSs in the public market, and

•	general economic, regulatory or political conditions in China and the U.S.

In addition, the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in Hong Kong and/or the United States may affect the volatility in the prices of and trading volumes of our common shares and/or ADSs. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in trading prices. The trading performance of other Chinese companies’ securities after their offerings, including private education companies, may affect the attitudes of investors toward Chinese companies listed in Hong Kong and/or the United States, which consequently may impact the trading performance of our common shares and/or ADSs, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States, China, and other jurisdictions in late 2008, early 2009, the second half of 2011, mid-2015, early 2016 and early 2020, which may have a material and adverse effect on the trading price of our common shares and/or ADSs.

If securities or industry analysts publish negative reports about our business, the price and trading volume of our common shares and/or ADSs securities could decline.

The trading market for our common shares and/or ADSs will be influenced by the research reports and ratings that securities or industry analysts or ratings agencies publish about us, our business and the private education market in China in general. We do not have any control over these analysts or agencies. If one or more of the analysts or agencies who cover us downgrades us or our securities, the price of our common shares and/or ADSs may decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our common shares and/or ADSs or trading volume to decline.

Holders of our ADS may have fewer rights than holders of our common shares and must act through the depositary to exercise those rights.

Holders of ADSs do not have the same rights of our shareholders and may only exercise the voting rights with respect to the underlying Shares represented by the ADSs in accordance with the provisions of the deposit agreement. Under our memorandum and articles of association, the minimum notice period required to convene a general meeting is seven days. When a general meeting is convened, holders of ADSs may not receive sufficient notice of a shareholders’ meeting to permit withdrawal of the underlying common shares represented by their ADSs to allow them to cast their votes with respect to any specific matter. In addition, the depositary and its agents may not be able to send voting instructions to holders of ADSs or carry out your voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to holders of ADSs in a timely manner, but we cannot assure that holders of ADSs will receive the voting materials in time to ensure that they can instruct the depositary to vote their ADSs. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, holders of ADSs may not be able to exercise their right to vote and may lack recourse if the common shares underlying their ADSs are not voted as they requested. In addition, holders of ADSs will not be able to call a shareholders’ meeting.

The right of our ADS holders to participate in any future rights offerings may be limited, which may cause dilution to holdings of our ADS holders.

We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to holders of our ADSs in the United States unless we register both the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. Under the deposit agreement for the ADSs, the depositary will not offer those rights to ADS holders unless both the rights and the underlying securities to be distributed to ADS holders are either registered under the Securities Act, or exempt from registration under the Securities Act with respect to all holders of ADSs. We are under no obligation to file a registration statement with respect to any such rights or underlying securities or to endeavor to cause such a registration statement to be declared effective. In addition, we may not be able to take advantage of any exemptions from registration under the Securities Act. Accordingly, holders of our ADSs may be unable to participate in our rights offerings and may experience dilution in their holdings as a result.

Holders of our ADSs may be subject to limitations on transfer of their ADSs.

Our ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are continued and registered in the Cayman Islands and conduct substantially all of our operations in China. Substantially all of our assets are located in China. All of our executive officers reside in China and some or all of the assets of those persons are located within China. As a result, it may be difficult for shareholders to effect service of process within the United States or Hong Kong in the event that they believe that their rights have been infringed under the U.S. federal securities laws, Hong Kong laws or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render shareholders unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory enforcement in the Cayman Islands of judgments obtained in the Hong Kong courts or federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments).

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our director and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Since we are a Cayman Islands exempted company, the rights of our shareholders may be more limited than those of shareholders of a company organized in the United States or Hong Kong.

Our corporate affairs are governed by our memorandum and articles of association and by the Cayman Companies Law and the common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedents in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States or in Hong Kong. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States or Hong Kong, and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States or a Hong Kong court.

As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States or Hong Kong.

Our memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our common shares and ADSs.

Our memorandum and articles of association contain provisions that limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our common shares, in the form of ADS or otherwise. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our common shares and/or ADSs may fall and the voting and other rights of the holders of our common shares and/or ADSs may be materially and adversely affected.

We may be classified as a “passive foreign investment company,” which could result in adverse U.S. federal income tax consequences to U.S. holders of our ADSs or common shares.

A non-U.S. corporation, such as our company, will be a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes for any taxable year if either, (1) 75% or more of its gross income for such year consists of certain types of “passive” income or (2) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce passive income or are held for the production of passive income.

Although the law in this regard is unclear, we treat our VIEs (including their subsidiaries) as being owned by us for U.S. federal income tax purposes, not only because we control their management decisions but also because we are entitled to substantially all of the economic benefits associated with these entities, and, as a result, we consolidate these entities’ operating results in our combined financial statements. If it were determined, however, that we are not the owner of our VIEs (including their subsidiaries) for U.S. federal income tax purposes, we may be or become a PFIC. Assuming that we are the owner of our VIEs (including their subsidiaries) for U.S. federal income tax purposes, and based upon the company’s current income and assets (taking into account the expected proceeds from this offering), including goodwill and other unbooked intangibles, we do not expect to be a PFIC for the current taxable year or the foreseeable future. Because the value of our assets for purposes of the PFIC test will generally be determined by reference to the market value of our ADSs and common shares, the determination of whether we will be or become a PFIC will depend in large part upon the market value of our ADSs and common shares, of which we cannot control. Accordingly, fluctuations in the market price of our ADSs and/or common shares may cause us to become a PFIC for the current taxable year or future taxable years. The determination of whether we will be or become a PFIC will also depend, in part, upon the nature of our income and assets over time, which are subject to change from year to year. Because rules and PFIC status is a fact-intensive determination made on an annual basis, no assurance can be given that we are not or will not become classified as a PFIC.

If we were to be classified as a PFIC in any taxable year, a U.S. holder in our ADSs and/or common shares may incur significantly increased U.S. income tax on gain recognized on the sale or other disposition of the ADSs or common shares and on the receipt of distributions on the ADSs or common shares to the extent such gain or distribution is treated as an “excess distribution” under U.S. federal income tax rules. Further, if we are classified as a PFIC for any year during which a U.S. Holder holds our ADSs or common shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our ADSs or common shares. U.S. Holders of our ADSs or common shares are urged to consult their tax advisors concerning the United States federal income tax consequences if we are or become classified as a PFIC.

The audit report included in our annual report is prepared by an auditor who is not inspected by the U.S. Public Company Accounting Oversight Board, and as such, our investors are deprived of the benefits of such inspection. In addition, various legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection and other developments due to political tensions between the United States and China may have a material adverse impact on the trading prices of our ADSs.

Our auditor, the independent registered public accounting firm that issues the audit report included in our annual report, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States), or the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Since our auditors are located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditors are not currently inspected by the PCAOB.

In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC, and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB, the CSRC or the PRC Ministry of Finance in the United States and the PRC, respectively. The PCAOB continues to be in discussions with the CSRC, and the PRC Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with PCAOB and audit Chinese companies that trade on U.S. exchanges.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. The joint statement reflects a heightened interest in an issue that has vexed U.S. regulators in recent years.

On April 21, 2020, the SEC and the PCAOB issued another joint statement reiterating the greater risk that disclosures will be insufficient in many emerging markets, including China, compared to those made by U.S. domestic companies. In discussing the specific issues related to the greater risk, the statement again highlights the PCAOB’s inability to inspect audit work paper and practices of accounting firms in China, with respect to their audit work of U.S. reporting companies. However, it remains unclear what further actions the SEC and PCAOB will take to address the problem.

On June 4, 2020, the U.S. President issued a memorandum ordering the President’s Working Group on Financial Markets, or the PWG, to submit a report to the President within 60 days of the memorandum that includes recommendations for actions that can be taken by the executive branch and by the SEC or PCAOB on Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the U.S.

On August 6, 2020, the PWG released a report recommending that the SEC take steps to implement the five recommendations outlined in the report. In particular, to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate, or NCJs, the PWG recommends enhanced listing standards on U.S. stock exchanges. This would require, as a condition to initial and continued exchange listing, PCAOB access to work papers of the principal audit firm for the audit of the listed company. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in NCJs may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. The report permits the new listing standards to provide for a transition period until January 1, 2022 for listed companies, If we fail to meet the new listing standards before the deadline specified thereunder due to factors beyond our control, we could face possible de-listing from the NYSE, deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate, our ADS trading in the United States.

This lack of the PCAOB inspections in China prevents the PCAOB from fully evaluating audits and quality control procedures of our independent registered public accounting firm. As a result, we and our investors are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in our reported financial information and the quality of our financial statements.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress, which if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (EQUITABLE) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges of issuers included on the SEC’s list for three consecutive years. On May 20, 2020, the U.S. Senate passed S. 945, the Holding Foreign Companies Accountable Act, or the “Kennedy Bill.” On July 21, 2020, the U.S. House of Representatives approved its version of the National Defense Authorization Act for Fiscal Year 2021, which contains provisions comparable to the Kennedy Bill. If either of these bills is enacted into law, it would amend the Sarbanes-Oxley Act of 2002 to direct the SEC to prohibit securities of any registrant from being listed on any of the U.S. securities exchanges or traded “over-the-counter” if the auditor of the registrant’s financial statements is not subject to PCAOB inspection for three consecutive years after the law becomes effective. Enactment of this legislation or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the ADSs could be adversely affected, and we could be delisted if we are unable to cure the situation to meet the PCAOB inspection requirement in time. It is unclear if this proposed legislation would be enacted.

In addition, political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the central government of the PRC and the executive orders issued by U.S. President Donald J. Trump in August 2020 that prohibit certain transactions with certain Chinese companies and their applications. Rising political tensions could reduce levels of trades, investments, technological exchanges and other economic activities between the two major economies, which would have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on our business, prospects, financial condition and results of operations. Furthermore, there has been recent media reports on deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. If any such deliberations were to materialize, the resulting legislation may have material and adverse impact on the stock performance of China-based issuers listed in the United States, including ours.

Proceedings instituted by the SEC against PRC-based “big four” accounting firms, including our independent registered public accounting firm, could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act.

Starting in 2011 the PRC-based “big four” accounting firms, including our independent registered public accounting firm, were affected by a conflict between U.S. and Chinese law. Specifically, for certain U.S.-listed companies operating and audited in mainland China, the SEC and the PCAOB sought to obtain from the Chinese firms access to their audit work papers and related documents. The firms were, however, advised and directed that under Chinese law, they could not respond directly to the U.S. regulators on those requests, and that requests by foreign regulators for access to such papers in China had to be channeled through the CSRC.

In late 2012, this impasse led the SEC to commence administrative proceedings under Rule 102(e) of its Rules of Practice and also under the Sarbanes-Oxley Act of 2002 against the Chinese accounting firms, including our independent registered public accounting firm. A first instance trial of the proceedings in July 2013 in the SEC’s internal administrative court resulted in an adverse judgment against the firms. The administrative law judge proposed penalties on the firms including a temporary suspension of their right to practice before the SEC, although that proposed penalty did not take effect pending review by the Commissioners of the SEC. On February 6, 2015, before a review by the Commissioner had taken place, the firms reached a settlement with the SEC. Under the settlement, the SEC accepts that future requests by the SEC for the production of documents will normally be made to the CSRC. The firms will receive matching Section 106 requests, and are required to abide by a detailed set of procedures with respect to such requests, which in substance require them to facilitate production via the CSRC. If they fail to meet specified criteria, the SEC retains authority to impose a variety of additional remedial measures on the firms depending on the nature of the failure. Remedies for any future noncompliance could include, as appropriate, an automatic six-month bar on a single firm’s performance of certain audit work, commencement of a new proceeding against a firm, or, in extreme cases, the resumption of the current proceeding against all four firms. If additional remedial measures are imposed on the PRC-based “big four” accounting firms, including our independent registered public accounting firm, in administrative proceedings brought by the SEC alleging the firms’ failure to meet specific criteria set by the SEC with respect to requests for the production of documents, we could be unable to timely file future financial statements in compliance with the requirements of the Exchange Act.

In the event that the SEC restarts the administrative proceedings, depending upon the final outcome, listed companies in the United States with major PRC operations may find it difficult or impossible to retain auditors in respect of their operations in the PRC, which could result in financial statements being determined not to be in compliance with the requirements of the Exchange Act, including possible delisting. Moreover, any negative news about any such future proceedings against these audit firms may cause investor uncertainty regarding China-based, U.S.-listed companies and the market price of our ADSs may be adversely affected.

If our independent registered public accounting firm was denied, even temporarily, the ability to practice before the SEC and we were unable to timely find another registered public accounting firm to audit and issue an opinion on our financial statements, our financial statements could be determined to be not in compliance with the requirements of the Exchange Act. Such a determination could ultimately lead to the delisting of the ADSs or deregistration from the SEC, or both, which would substantially reduce or effectively terminate the trading of the ADSs in the United States.

It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within China may further increase difficulties faced by our shareholders in protecting their interests.

The different characteristics of the capital markets in Hong Kong and the U.S. may negatively affect the trading prices of our common shares and/or ADSs.

Upon the listing on the Hong Kong Stock Exchange, we will be subject to Hong Kong and NYSE listing and regulatory requirements concurrently. The Hong Kong Stock Exchange and NYSE have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our common shares and our ADSs may not be the same, even allowing for currency differences. Fluctuations in the price of our ADSs due to circumstances peculiar to the U.S. capital markets could materially and adversely affect the price of our common shares, or vice versa. Certain events having significant negative impact specifically on the U.S. capital markets may result in a decline in the trading price of our common shares notwithstanding that such event may not impact the trading prices of securities listed in Hong Kong generally or to the same extent, or vice versa. Because of the different characteristics of the U.S. and Hong Kong capital markets, the historical market prices of our ADSs may not be indicative of the trading performance of our common shares after the Global Offering.

Exchange between our common shares and our ADSs may adversely affect the liquidity and/or trading price of each other.

Our ADSs are currently traded on the NYSE. Subject to compliance with U.S. securities law and the terms of the deposit agreement, holders of our common shares may deposit common shares with the depositary in exchange for the issuance of our ADSs. Any holder of ADSs may also withdraw the underlying common shares represented by the ADSs pursuant to the terms of the deposit agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of common shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our common shares on the Hong Kong Stock Exchange and our ADSs on the NYSE may be adversely affected.

The time required for the exchange between common shares and ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of common shares into ADSs involves costs.

There is no direct trading or settlement between the NYSE and the Hong Kong Stock Exchange on which our ADSs and our common shares are respectively traded. In addition, the time differences between Hong Kong and New York, unforeseen market circumstances or other factors may delay the deposit of common shares in exchange of ADSs or the withdrawal of common shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, there is no assurance that any exchange of common shares into ADSs (and vice versa) will be completed in accordance with the timelines that investors may anticipate.

Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of common shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs and annual service fees. As a result, shareholders who exchange common shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.

An active trading market for our common shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our common shares might fluctuate significantly.

Following the completion of the Global Offering, we cannot assure you that an active trading market for our common shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for our ADSs on the NYSE might not be indicative of those of our common shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our common shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our common shares could be materially and adversely affected.

In 2014, the Hong Kong, Shanghai and Shenzhen Stock Exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and mainland Chinese investors to trade eligible equity securities listed in each other’s markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai and Shenzhen markets. Stock Connect allows mainland Chinese investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, mainland Chinese investors would not otherwise have a direct and established means of engaging in Southbound Trading. However, it is unclear whether and when the common shares of our company, with a secondary listing in Hong Kong, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our common shares for trading through Stock Connect will affect mainland Chinese investors’ ability to trade our common shares and therefore may limit the liquidity of the trading of our common shares on the Hong Kong Stock Exchange.

Since there will be a gap of several days between pricing and trading of our common shares, the price of our ADSs traded on the NYSE may fall during this period and could result in a fall in the price of our common shares to be traded on the Hong Kong Stock Exchange.

The pricing of the common shares have been determined on November 3, 2020, or the Price Determination Date. However, our common shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be about four Hong Kong business days after the Price Determination Date. As a result, investors may not be able to sell or otherwise deal in our common shares during that period. Accordingly, holders of our common shares are subject to the risk that the trading price of our common shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the Price Determination Date and the time trading begins. In particular, as our ADSs will continue to be traded on the NYSE and their price can be volatile, any fall in the price of our ADSs may result in a fall in the price of our common shares to be traded on the Hong Kong Stock Exchange.

There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our common shares on the Hong Kong Stock Exchange.

In connection with our initial public offering of common shares in Hong Kong, or the Hong Kong IPO, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Our common shares that are traded on the Hong Kong Stock Exchange, including those to be issued in the Hong Kong IPO and those that may be converted from ADSs, will be registered on the Hong Kong share register, and the trading of these common shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate ADS-common share conversion and trading between the NYSE and the Hong Kong Stock Exchange, we also intend to move a portion of our issued common shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.

Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.2% of the greater of the consideration for, or the value of, shares transferred, with 0.1% payable by each of the buyer and the seller.

To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading or conversion of ADSs of companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their common shares, including common shares underlying ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs of these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered common shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply to the trading or conversion of our ADSs, the trading price and the value of your investment in our common shares and/or ADSs may be affected.

Purchasers of our common shares in the Global Offering will experience immediate dilution and may experience further dilution if we issue additional common shares in the future.

The initial Offer Price of our common shares in Hong Kong is higher than the net tangible assets per Share of the outstanding common shares issued to our existing shareholders immediately prior to the Global Offering. Therefore, purchasers of our common shares in the Global Offering will experience an immediate dilution in terms of the pro forma net tangible asset value. In addition, we may consider offering and issuing additional common shares or equity-related securities in the future to raise additional funds, finance acquisitions or for other purposes. Purchasers of our common shares may experience further dilution in terms of the net tangible asset value per Share if we issue additional common shares in the future at a price that is lower than the net tangible asset value per Share.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the Global Offering of approximately HK$9,967.7 million, or US$1,285.4 million (or approximately HK$11,474.2 million, or US$1,479.6 million, if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional common shares), after deducting estimated underwriting fees and the estimated offering expenses payable by us. On November 2, 2020, the last reported trading price of our ADSs on the New York Stock Exchange was US$161.36 per ADS, or HK$1,251.31 per common share. Each ADS represents one common share.

We plan to use the net proceeds we will receive from the Global Offering for the following purposes:

•

approximately 40% (approximately HK$3,987.1 million, or US$514.1 million, assuming the Joint Representatives do not exercise, on behalf of the international underwriters, their option to purchase additional common shares) to enhance students’ learning experience, through our continuous innovation and investment in technologies, including big data analytics and AI technology, and improvements in the functions and efficiency of our OMO system and other learning platforms, such as our interactive Q&A machine, matrix of apps, visible progress system, Quality Assurance Development (QAD) system and computerized assessment testing system. We plan to invest in R&D technology and personnel to develop new innovative and interactive features and functions to enhance learning experience. We also plan to improve the personalized learning experience of our students by leveraging our technologies and data on students’ learning behaviors, process and performance, for example, by enhancing our data analytics capabilities and the use of AI in analyzing students’ learning progress to provide learning contents that cater to students’ capabilities and learning progress, and further strengthen our in-house content development capabilities. We will continue to expand our course offerings and develop customized teaching content for students. Furthermore, we will continue to maintain high-quality teaching by investing in systematic teacher training programs, including developing training materials and online teacher training platforms, organizing teacher training activities, and enhancing our Quality Assurance Development system and Visible Progress System.

•

approximately 30% (approximately HK$2,990.3 million, or US$385.6 million, assuming the Joint Representatives do not exercise, on behalf of the international underwriters, their option to purchase additional common shares) for our business growth and geographic expansion. We plan to continue to expand our classroom capacities to support future growth through expanding our nationwide physical network of schools and learning centers. In determining the portion of net proceeds to be applied in this regard, we have taken into consideration the key costs for establishing new schools and learning centers, including amounts for lease and deposits to secure new premises, investments in equipment and leasehold improvements. We plan to increase our capacities in cities where we currently operate, and to a lesser extent, expand into new cities with unserved or underserved student demand for our education services. The locations of such premises will be subject to market research and due diligence.

•

approximately 20% (approximately HK$1,993.5 million, or US$257.1 million, assuming the Joint Representatives do not exercise, on behalf of the international underwriters, their option to purchase additional common shares) for strategic investments and acquisitions. We may consider potential strategic investments or acquisition opportunities of small to medium size companies that bring synergies to our existing businesses and ecosystem. We plan to selectively pursue investment or acquisition opportunities that specialize in certain areas of education content that allow us to expand and enhance our product and service offerings and strengthen our content development capabilities. We will also focus on companies with unique technologies that may enhance the features of our OMO system and other learning platforms. We have not identified any specific investments or acquisition opportunities at this time.

•

approximately 10% (approximately HK$996.8 million, or US$128.5 million, assuming the Joint Representatives do not exercise, on behalf of the international underwriters, their option to purchase additional common shares) for general corporate purposes and working capital needs.

If the net proceeds from the Global Offering are not immediately used for the purposes described above, and to the extent permitted by applicable law and regulations, we intend to place them on short-term deposit with licensed banks and/or authorised financial institutions.

For the purposes of this “Use of Proceeds” section, all translations of Hong Kong dollars into U.S. dollars were made at HK$7.7548 to US$1.00, the exchange rate on October 30, 2020 as set forth in the H.10 statistical release of the Federal Reserve Board.

CAPITALIZATION

The following table sets forth our capitalization as of August 31, 2020:

•	on an actual basis; and

•

on an adjusted basis giving effect to our issuance and sale in the Global Offering of 8,510,000 common shares, resulting in estimated net proceeds of HK$9,967.7 million (US$1,285.4 million), based on the offer price of HK$1,190.00 or US$153.45, per common share (equivalent to US$153.45 per ADS), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming (i) the Joint Representatives do not exercise, on behalf of the international underwriters, their option to purchase additional common shares and (ii) no adjustment to the allocation of common shares between the Hong Kong public offering and the international offering.

This table should be read in conjunction with, and is qualified in its entirety by reference to, (i)  our audited consolidated financial statements and the notes thereto in our 2020 Form 20-F and (ii) our unaudited interim condensed consolidated financial statements for the three months ended August 31, 2019 and 2020 and as of August  31, 2020, included in Exhibit 99.1 of our current report on Form 6-K furnished to the SEC on October 23, 2020, titled “Unaudited Interim Condensed Consolidated Financial Statements as of August 31, 2020 and for the three months ended August 31, 2019 and 2020”, each of which is incorporated into the accompanying prospectus by reference.

	As of August 31, 2020
	Actual	As Adjusted
	US$(1)	US$(1)
	(in thousands, except for share and per share data)
Indebtedness:
Unsecured senior notes	298,226	298,226
Shareholders’ equity:
Common shares (US$0.01 par value; 300,000,000 shares authorized 159,110,715 shares issued and 159,110,715 shares outstanding as of August 31, 2020)	1,591	1,676
Additional paid-in capital	461,844	1,747,113
Statutory reserves	380,078	380,078
Retained earnings	2,161,063	2,161,063
Accumulated other comprehensive income	20,488	20,488
Total New Oriental Education & Technology Group Inc. shareholders’ equity	3,025,064	4,310,418
Non-controlling interests	124,011	124,011
Total shareholders’ equity	3,149,075	4,434,429
Total capitalization	3,447,301	4,732,655

(1)

Translations of Hong Kong dollars into U.S. dollars relating to estimated net proceeds and the offering price were made at HK$7.7548 to US$1.00, the respective exchange rate on October 30, 2020. Unless otherwise stated above, all other translations of U.S. dollars into Hong Kong dollars in this “Capitalization” section were made at HK$7.7501 to US$1.00, the exchange rate on August 31, 2020, as set forth in the H.10 statistical release of the Federal Reserve Board.

DILUTION

If you invest in our common shares in the Global Offering, your interest will be diluted to the extent of the difference between the public offering price per common share and our as adjusted net tangible book value per common share after the Global Offering. Dilution results from the fact that the public offering price per common share is substantially in excess of the net tangible book value per common share attributable to the existing shareholders for our presently outstanding common shares.

Our net tangible book value as of August 31, 2020 was approximately US$2,999 million, or US$18.85 per common share as of that date, and US$18.85 per ADS. Net tangible book value represents the amount of our total consolidated assets, less the amount of our intangible assets, goodwill, deferred tax assets, and total consolidated liabilities. Dilution is determined by subtracting as adjusted net tangible book value per common share, after giving effect to the issuance and sale by us of common shares in the Global Offering at the offer price of HK$1,190.00, or US$153.45, per common share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us from the public offering price per common share, and assuming the underwriters do not exercise their option to purchase additional common shares.

Without taking into account any other changes in net tangible book value after August 31, 2020, other than to give effect to the issuance and sale by us of common shares in the Global Offering at the offer price of HK$1,190.00, or US$153.45, per common share, assuming no adjustment to the allocation of common shares between the Hong Kong public offering and the international offering and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming the underwriters do not exercise their option to purchase additional common shares, our as adjusted net tangible book value as of August 31, 2020 would have been US$4,284 million, or US$25.56 per outstanding common share and US$25.56 per ADS. This represents an immediate increase in net tangible book value of US$6.71 per common share and US$6.71 per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$127.89 per common share and US$127.89 per ADS to investors purchasing common shares in the Global Offering.

The following table illustrates such dilution:

	Per Common Share	Per ADS
	US$	US$
Actual net tangible book value as of August 31, 2020	18.85	18.85
As adjusted net tangible book value after giving effect to the Global Offering	25.56	25.56
Public offering price	153.45	153.45
Dilution in net tangible book value to new investors in the Global Offering	127.89	127.89

The amount of dilution in net tangible book value to new investors in the Global Offering set forth above is determined after giving effect to the Global Offering from the public offering price per common share.

If the Joint Representatives were to exercise in full, on behalf of the international underwriters, their option to purchase an additional 1,276,500 common shares from us, the percentage of our common shares held by existing shareholders would be 94.2%, and the percentage of our common shares held by new investors would be 5.8%.

The discussion and tables above do not reflect (i) any granted but not yet vested equity shares, (ii) any issuance of our common shares and/or ADSs from August 31, 2020 to the date of this prospectus supplement, and (iii) any common shares and/or ADSs repurchased by us under the share repurchase program from August 31, 2020 to the date of this prospectus supplement. As of August 31, 2020, the awards that had been granted to our directors, officers, employees and consultants and remained outstanding included 665,478 non-vested equity shares, excluding non-vested equity shares that were forfeited or cancelled after the relevant grant date.

Translations of U.S. dollars into Hong Kong dollars relating to estimated net proceeds and the offering price were made at HK$7.7548 to US$1.00, the respective exchange rate on October 30, 2020 as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise stated, all translations of Hong Kong dollars into U.S. dollars in this “Dilution” section were made at HK$7.7501 to US$1.00, the exchange rate on August 31, 2020, as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common shares by:

•	each of our directors and executive officers; and

•	each person known to us who owns beneficially more than 5% of our common shares.

Except as specifically noted, the beneficial ownership is as of October 21, 2020.

Share Beneficially Owned
	Number(1)	%(2)
Directors and Executive Officers:**
Michael Minhong Yu(3)	19,750,272	12.3%
Chenggang Zhou	*	*
Zhihui Yang	*	*
Louis T. Hsieh	*	*
Robin Yanhong Li	*	*
Denny Lee	*	*
John Zhuang Yang	*	*
All Directors and Executive Officers as a Group(4)	20,450,883	12.8%
Principal Shareholders:
Tigerstep Developments Limited(5)	19,738,554	12.3%

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the rules of the SEC.
(2)

For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of (i) 160,379,387, being the number of common shares outstanding as of October 21, 2020 and (ii) the number of non-vested equity shares held by such person or group that will vest within 60 days after October 21, 2020.

(3)

Includes (i) 17,800,000 common shares held by Tigerstep Developments Limited, a British Virgin Islands company wholly owned by Mr. Michael Minhong Yu and (ii) 1,950,272 ADSs (representing the same number of underlying common shares), which consist of 1,938,554 ADSs held by Tigerstep Developments Limited and 11,718 ADSs held by Mr. Yu. Through a trust arrangement, Mr. Michael Minhong Yu, together with his family, holds beneficial interest in Tigerstep Development Limited. The business address of Mr. Yu is No. 6 Hai Dian Zhong Street, Haidian District, Beijing 100080, People’s Republic of China.

(4)	Includes (i) common shares and (ii) non-vested equity shares that will vest within 60 days after October 21, 2020 held by all of our directors and senior executive officers as a group.
(5)

Tigerstep Developments Limited, a company incorporated in the British Virgin Islands, is wholly owned by Mr. Michael Minhong Yu. The registered address of Tigerstep Developments Limited is P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, the British Virgin Islands.

Except for the above, we are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

DIVIDEND POLICY

On July 25, 2017, our board of directors declared a special cash dividend in the amount of US$0.45 per ADS. The cash dividend was paid in October 2017 to shareholders of record at the close of business on September 6, 2017. The aggregate amount of cash dividends paid was approximately US$71.2 million. We currently do not have any dividend policy.

We are a holding company continued in the Cayman Islands. We may rely on dividends from our subsidiaries in China and consulting, license and other fees paid to us by New Oriental China and its schools and subsidiaries for our cash requirements, including any debt we may incur. PRC regulations may restrict the ability of our PRC subsidiaries and New Oriental China and its schools and subsidiaries to pay dividends to us. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—We may rely on dividends and other distributions on equity paid by our wholly-owned subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries or New Oriental China and its schools and subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” in our 2020 Form 20-F.

Our board of directors has complete discretion regarding whether to declare and distribute dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends, we will pay our ADS holders to the same extent as holders of our common shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the closing of the Global Offering, we will have 168,889,387 common shares (or 170,165,887 common shares if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional common shares).

All of the common shares sold in the Global Offering will be freely transferable without restriction or further registration under the Securities Act. Sales of substantial amounts of our common shares in the public market could materially and adversely affect prevailing market prices of our ADSs and common shares.

Lock-Up Agreements

In connection with the Global Offering, we have agreed for a period of 90 days after November 9, 2020, and Mr. Michael Minhong Yu and Tigerstep Development Limited have agreed for a period of 90 days after the price determination date, not to offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, except in this offering, any of our common shares or ADSs, including but not limited to any securities that are convertible into or exchangeable for, our common shares or ADSs, enter into any hedging, swap, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such securities, without the prior written consent of the Joint Sponsors and the Joint Representatives. The foregoing lock-up restrictions are subject to certain exceptions. See “Underwriting—Lock-Up Agreements.”

Rule 144

“Restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after we became a reporting company, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•

1% of the then outstanding common shares of the same class, in the form of ADSs or otherwise, which immediately after this offering will equal 1,688,893 common shares, assuming no exercise by the Representatives, on behalf the international underwriters, of their option to purchase additional common shares; and

•

the average weekly trading volume of our common shares of the same class, in the form of ADSs or otherwise, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our common shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those common shares 90 days after we became a reporting company in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

CONVERSION BETWEEN COMMON SHARES TRADING IN HONG KONG AND ADSS

Register of Members and Stamp Duty

Our principal register of members will be maintained by our Principal Share Registrar in the Cayman Islands, and our Hong Kong register of members will be maintained by our Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited, in Hong Kong.

Dealings in our common shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our common shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our common shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).

To facilitate ADS-common share conversion and trading between the NYSE and the Hong Kong Stock Exchange, we also intend to move a portion of our issued common shares from our Cayman share register to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading of ADSs representing common shares constitutes a sale or purchase of the underlying Hong Kong-registered common shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors—Risks Related to Our Common Shares, ADSs and the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our common shares on the Hong Kong Stock Exchange.”

Dealings and Settlement of Common Shares in Hong Kong

Our common shares will trade on the Hong Kong Stock Exchange in board lots of 10 common shares. Dealings in our common shares on the Hong Kong Stock Exchange will be conducted in Hong Kong dollars.

The transaction costs of dealings in our common shares on the Hong Kong Stock Exchange include:

•	Hong Kong Stock Exchange trading fee of 0.005% of the consideration of the transaction, charged to each of the buyer and seller;

•	SFC transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

•	trading tariff of HK$0.50 on each and every purchase or sale transaction. The decision on whether or not to pass the trading tariff onto investors is at the discretion of brokers;

•	transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

•	ad valorem stamp duty at a total rate of 0.2% of the value of the transaction, with 0.1% payable by each of the buyer and the seller;

•	stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

•

brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for IPO transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

•

the Hong Kong share registrar will charge HK$2.50 (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of common shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

Investors must settle their trades executed on the Hong Kong Stock Exchange through their brokers directly or through custodians. For an investor who has deposited his/her common shares in his/her stock account or in his/her designated CCASS participant’s stock account maintained with CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his/her broker or custodian before the settlement date.

Conversion between Common Shares Trading in Hong Kong and ADSs

In connection with the initial public offering of common shares in Hong Kong, or the Hong Kong IPO, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which will be maintained by our Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members, or the Cayman share register, will continue to be maintained by our principal share registrar, Conyers Trust Company (Cayman) Limited, in the Cayman Islands.

All common shares offered in the Global Offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. As described in further detail below, holders of common shares registered on the Hong Kong share register will be able to convert these shares into ADSs, and vice versa.

In connection with the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and common shares and trading between NYSE and the Hong Kong Stock Exchange, we intend to move a portion of our issued common shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.

Our ADSs

Our ADSs are currently traded on the NYSE. Dealings in our ADSs on the NYSE are conducted in U.S. Dollars.

ADSs may be held either:

•

Directly, by having a certificated ADS, or an American Depositary Receipt (ADR), registered in the holder’s name, or by holding in the direct registration system, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto; or

•	indirectly, through the holder’s broker or other financial institution.

The depositary for our ADSs is Deutsche Bank Trust Company Americas, whose office is located at 60 Wall Street, New York, New York 10005, United States of America.

Converting Common Shares Trading in Hong Kong into ADSs

An investor who holds common shares registered in Hong Kong and who intends to convert them to ADSs to trade on the NYSE must deposit or have his or her broker deposit the common shares with the depositary’s Hong Kong custodian, Deutsche Bank AG, Hong Kong Branch, Hong Kong, or the custodian, in exchange for ADSs.

A deposit of common shares trading in Hong Kong in exchange for ADSs involves the following procedures:

•

If common shares have been deposited with CCASS, the investor must transfer common shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed letter of transmittal to the custodian via his or her broker.

•

If common shares are held outside CCASS, the investor must arrange to deposit his or her common shares into CCASS for delivery to the depositary’s account with the custodian within CCASS, submit and deliver a duly completed and signed letter of transmittal to the custodian via his or her broker.

•

Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will issue the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor or his or her broker.

For common shares deposited in CCASS, under normal circumstances, the above steps generally require two business days. For common shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.

Converting ADSs to Common Shares Trading in Hong Kong

An investor who holds ADSs and who intends to convert his/her ADSs into common shares to trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw common shares from our ADS program and cause his or her broker or other financial institution to trade such common shares on the Hong Kong Stock Exchange.

An investor that holds ADSs indirectly through a broker should follow the broker’s procedure and instruct the broker to arrange for cancelation of the ADSs, and transfer of the underlying common shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account.

For investors holding ADSs directly, the following steps must be taken:

•

To withdraw common shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.

•

Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will instruct the custodian to deliver common shares underlying the canceled ADSs to the CCASS account designated by an investor.

•

If an investor prefers to receive common shares outside CCASS, he or she must receive common shares in CCASS first and then arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register common shares in their own names with the Hong Kong share registrar.

For common shares to be received in CCASS, under normal circumstances, the above steps generally require two business days. For common shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the common shares on the Hong Kong Stock Exchange until the procedures are completed.

Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancellations. In addition, completion of the above steps and procedures is subject to there being a sufficient number of common shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of common shares on the Hong Kong share register to facilitate such withdrawals.

Depositary Requirements

Before the depositary issues ADSs or permits withdrawal of common shares, the depositary may require:

•	production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including, but not limited to, presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or our Hong Kong share registrar are closed or at any time if the depositary or we determine it advisable to do so.

All costs attributable to the transfer of common shares to effect a withdrawal from or deposit of common shares into our ADS program will be borne by the investor requesting the transfer. In particular, holders of common shares and ADSs should note that the Hong Kong share registrar will charge HK$2.50 (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of common shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of common shares and ADSs must pay up to US$5.00 (or less) per 100 ADSs for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of common shares into, or withdrawal of common shares from, our ADS program.

UNDERWRITING

The Global Offering

The offering of 8,510,000 common shares is referred to herein as the “Global Offering.” The Global Offering is comprised of:

•	the offering of 510,600 common shares in Hong Kong (the “Hong Kong offer shares”) as described in “—The Hong Kong Public Offering” below, which we refer to as the “Hong Kong public offering”; and

•

the offering of 7,999,400 common shares (subject to the option of the international underwriters to purchase or procure purchasers to purchase additional common shares mentioned below) (the “international offer shares” and, together with the Hong Kong offer shares, the “offer shares”) as described in”—The International Offering” below, which we refer to as the “international offering.”

The international offering contemplated herein consists of a U.S. offering an a non-US offering made outside the United States in compliance with applicable law. We are paying a registration fee for common shares sold in the United States as well as for common shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States in compliance with applicable law.

Credit Suisse (Hong Kong) Limited, Merrill Lynch (Asia Pacific) Limited, and UBS AG Hong Kong Branch, are acting as the joint representatives, or the Joint Representatives for the Global Offering.

We and the Hong Kong underwriters have entered into an underwriting agreement on October 28, 2020 (the “Hong Kong Underwriting Agreement”) relating to the Hong Kong public offering. Under the terms and subject to the conditions in the Hong Kong Underwriting Agreement, the Hong Kong underwriters below have severally agreed to apply or procure applications for the number of common shares indicated below.

Hong Kong Underwriters	Number of Common Shares
Credit Suisse (Hong Kong) Limited	198,738
Merrill Lynch (Asia Pacific) Limited	132,491
UBS AG Hong Kong Branch	141,955
China International Capital Corporation Hong Kong Securities Limited	5,143
Citigroup Global Markets Asia Limited	5,143
CLSA Limited	5,143
ABCI Securities Company Limited	2,443
BOCI Asia Limited	2,443
CCB International Capital Limited	2,443
CMB International Capital Limited	2,443
The Hongkong and Shanghai Banking Corporation Limited	2,443
ICBC International Securities Limited	2,443
Macquarie Capital Limited	2,443
Nomura International (Hong Kong) Limited	2,443
Starwin Financial Group Limited	2,443

Total:	510,600

We and the international underwriters have entered into an international underwriting agreement, dated the date hereof (the “International Underwriting Agreement”), relating to the international offering. Under the terms and subject to the conditions in the International Underwriting Agreement, the international underwriters have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them, severally, the number of common shares indicated below.

International Underwriters	Number of Common Shares
Credit Suisse (Hong Kong) Limited	3,089,528
Merrill Lynch (Asia Pacific) Limited	2,059,686
UBS AG Hong Kong Branch	2,206,806
China International Capital Corporation Hong Kong Securities Limited	79,951
Citigroup Global Markets Limited	79,951
CLSA Limited	79,951
ABCI Securities Company Limited	37,981
BOCI Asia Limited	37,981
CCB International Capital Limited	37,981
CMB International Capital Limited	37,981
The Hongkong and Shanghai Banking Corporation Limited	37,981
ICBC International Securities Limited	37,981
Macquarie Capital Limited	37,981
Nomura International (Hong Kong) Limited	37,981
Starwin Financial Group Limited	37,981
US Tiger Securities, Inc.	61,698

Total:	7,999,400

The Hong Kong underwriters and the international underwriters are collectively referred to herein as the “underwriters.”

The underwriters propose to offer our common shares at the public offering price listed on the cover page of this prospectus supplement. The underwriters are obligated, severally but not jointly, to take and pay for all of the common shares offered hereby if any such shares are taken. The offering of our common shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Our ADSs are listed on the NYSE under the symbol “EDU.” Approval-in-principle has been granted by the Hong Kong Stock Exchange for the listing of, and permission to deal in, our common shares under the stock code “9901”. The common shares will be traded on the Hong Kong Stock Exchange in board lots of 10 shares each.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The Joint Representatives may agree to allocate a number of our common shares to the underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Joint Representatives to underwriters that may make internet distributions on the same basis as other allocations.

The Hong Kong Public Offering

Number of Common Shares Offered

We are offering 510,600 common shares for subscription by the public in Hong Kong, representing 6% of the total number of common shares available under the Global Offering. The number of common shares offered under the Hong Kong public offering will represent approximately 0.30% of the total common shares in issue immediately following the completion of the Global Offering (assuming the Over-allotment Option is not exercised and no common shares are issued pursuant to the share incentive plans).

The Hong Kong public offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.

Completion of the Hong Kong public offering is subject to the conditions set out in “—Conditions of the Global Offering” below.

Allocation

Allocation of common shares to investors under the Hong Kong public offering will be based solely on the level of valid applications received under the Hong Kong public offering.

The basis of allocation may vary, depending on the number of Hong Kong offer shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong offer shares, and those applicants who are not successful in the ballot may not receive any Hong Kong offer shares.

For allocation purposes only, the total number of Hong Kong offer shares available under the Hong Kong public offering will be divided equally (to the nearest board lot) into two pools: pool A and pool B. The Hong Kong offer shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of HK$5 million (excluding the brokerage, the Securities and Futures Commission of Hong Kong (the “SFC”) transaction levy and the Hong Kong Stock Exchange trading fee payable) or less. The Hong Kong offer shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) and up to the total value in pool B.

Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong offer shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong offer shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the “price” for Hong Kong offer shares means the price payable on application therefor (without regard to the public offering price as finally determined). Applicants can only receive an allocation of Hong Kong offer shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong public offering and any application for more than 255,300 Hong Kong offer shares are liable to be rejected.

Applications

Each applicant under the Hong Kong public offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any international offer shares under the international offering. Such applicant’s application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated international offer shares under the international offering.

Applicants under the Hong Kong public offering are required to pay, on application, the maximum public offering price for the Hong Kong public offering of HK$1,399.00 per offer share in addition to the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable on each offer share, amounting to a total of HK$14,130.98 for one board lot of 10 shares. As the Hong Kong public offering price was less than the maximum public offering price for the Hong Kong public offering of HK$1,399.00 per offer share, appropriate refund payments (including the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee attributable to the surplus application monies) will be made to successful applicants, without interest.

The International Offering

Number of Common Shares Offered

The international offering will consist of 7,999,400 common shares (subject to the Over-allotment Option), representing 94% of the total number of common shares available under the Global Offering. The number of offer shares offered under the international offering will represent approximately 4.74% of the total number of shares in issue immediately following the completion of the Global Offering (assuming the Over-allotment Option is not exercised and no common shares are issued pursuant to our share incentive plans).

Allocation

The international offering includes the U.S. offering of offer shares in the United States as well as the non-U.S. offering to institutional and professional investors and other investors in jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities. Allocation of offer shares pursuant to the international offering will be effected in accordance with a “book-building” process based on a number of factors, including the level and timing of demand, the total size of the relevant investor’s invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further common shares and/or hold or sell its common shares after the listing on the Hong Kong Stock Exchange. Such allocation is intended to result in a distribution of the common shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to our benefit and the benefit of the shareholders as a whole.

The Joint Representatives (for themselves and on behalf of the underwriters) may require any investor who has been offered offer shares under the international offering and who has made an application under the Hong Kong public offering to provide sufficient information to the Joint Representatives so as to allow them to identify the relevant applications under the Hong Kong public offering and to ensure that they are excluded from any allocation of offer shares under the Hong Kong public offering.

Sales in the United States

Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC, Credit Suisse (Hong Kong) Limited will offer our common shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Credit Suisse Securities (USA) LLC. Merrill Lynch (Asia Pacific) Limited will offer our common shares in the United States through its SEC-registered broker-dealer affiliate in the United States, BofA Securities, Inc. UBS AG Hong Kong Branch will offer our common shares in the United States through its SEC-registered broker-dealer affiliate in the United States, UBS Securities LLC. China International Capital Corporation Hong Kong Securities Limited is not a broker-dealer registered with the SEC, and, to the extent that its conduct may be deemed to involve participation in offers or sales of ordinary shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations. Citigroup Global Markets Limited will offer our common shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Citigroup Global Markets Inc. The Hongkong and Shanghai Banking Corporation Limited will offer our common shares in the United States through its SEC-registered broker-dealer affiliate in the United States, HSBC Securities (USA) Inc. Macquarie Capital Limited will offer our common shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Macquarie Capital (USA) Inc.

Nomura International (Hong Kong) Limited will offer our common shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Nomura Securities International, Inc. US Tiger Securities, Inc. is a SEC-registered broker-dealer. Certain of the other international underwriters are not broker-dealers registered with the SEC, and do not intend to and will not offer or sell any of our common shares in the United States.

Compensation and Expenses

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts include gross proceeds of the Global Offering that may be paid to the underwriters and are shown assuming both no exercise and full exercise of the international underwriters’ option to purchase up to an additional 1,276,500 common shares. Total underwriting discounts and commissions to be paid to the underwriters represent approximately 0.9% of the total gross proceeds of the Global Offering (assuming the option to purchase additional common shares is not exercised). This presentation is based on the public offering price in both the international offering and the Hong Kong public offering of HK$1,190.00.

Paid by Us	No Exercise	Full Exercise
Per common share	HK$10.71	HK$10.71
Total	HK$91,142,100.00	HK$104,813,415.00

The estimated offering expenses payable by us, assuming no exercise of the international underwriters’ option to purchase up to an additional 1,276,500 common shares, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, are approximately HK$68.09 million (US$8.78 million).

Over-allotment Option

In connection with the Global Offering, we expect to grant the Over-allotment Option to the international underwriters, exercisable by the Joint Representatives (for themselves and on behalf of the international underwriters).

Pursuant to the Over-allotment Option, the international underwriters will have the right, exercisable by the Joint Representatives (for themselves and on behalf of the international underwriters) at any time until 30 days after the last day for lodging applications under the Hong Kong Public Offering, to require us to issue up to an aggregate of 1,276, 500 additional shares, representing not more than 15% of the total number of offer shares available under the Global Offering, at the international offer price under the international offering to cover over-allocations in the international offering, if any.

If the Over-allotment Option is exercised in full, the additional offer shares to be issued pursuant thereto will represent approximately 0.75% of the total common shares in issue immediately following the completion of the Global Offering assuming no common shares are issued pursuant to our share incentive plans. If the Over-allotment Option is exercised, an announcement will be made.

Lock-Up Agreements

Mr. Michael Minhong Yu, chairman of our board of directors, who held approximately 12.3% of our total issued shares as of October 21, 2020, through his wholly-owned company, Tigerstep Developments Limited, has agreed with the Underwriters that, during the period of 90 days from (and including) the Price Determination Date, or such earlier date that the Joint Sponsors and the Joint Representatives consent to in writing (the “Chairman Lock-Up Period”), he will not, and will not cause any of its direct or indirect affiliates to:

(a)

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our common shares or ADSs, in respect of which he is the beneficial owner (as such term is used in Rule 13d-3 of the Exchange Act), including, without limitation, any securities convertible into or exercisable or exchangeable for our Common share or ADSs (collectively, the “Chairman Lock-Up Securities”);

(b)	enter into any hedging, swap, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Chairman Lock-Up Securities; or

(c)	publicly disclose any intention to effect any aforesaid transactions described in (a) or (b) above,

in each case of clause (a) and (b) above, whether any of the transactions specified above is to be settled by delivery of the Chairman Lock-Up Securities or in cash or otherwise.

The foregoing restrictions do not apply to:

(i)

transactions relating to our common shares or ADSs or other securities acquired in the Global Offering or otherwise in open market transactions after the completion of the Global Offering, provided that no filing under the Exchange Act is required or shall be voluntarily made in connection with subsequent sales of our common shares or ADSs or other securities acquired in such transactions;

(ii)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of our common shares or ADSs during the Chairman Lock-Up Period, provided that (1) such plan does not provide for the transfer of the Chairman Lock-Up Securities during the Chairman Lock-Up Period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of Mr. Yu or the Company, regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of our common shares or ADSs may be made under such plan during the Chairman Lock-Up Period;

(iii)	the enforcement of any security interest created prior to the completion of the Global Offering over Mr. Yu’s assets generally, which may include the Chairman Lock-Up Securities; or

(iv)

(1) the creation of any charge, lien, mortgage, pledge or other security interest over or in respect of, or (2) the delivery or posting as collateral of (in each case, a “Pledge”), any or all of the Chairman Lock-Up Securities to secure Mr. Yu’s obligations or that of Mr. Yu’s affiliates arising under, or in connection with, any bona fide financing agreement or arrangement that Mr. Yu or Mr. Yu’s affiliates entered into, provided that Mr. Yu shall procure the recipient of any Chairman Lock-Up Securities during the Chairman Lock-Up Period upon a foreclosure on any Pledged Chairman Lock-Up Securities shall sign and deliver a lock up letter.

Notwithstanding the foregoing, Mr. Yu may transfer the Chairman Lock-Up Securities:

(i)	as a bona fide gift or gifts, or through will or intestacy;

(ii)

to Mr. Yu’s immediate family members, or to any trust for Mr. Yu’s direct or indirect benefit or that of Mr. Yu’s immediate family, or to any entity that Mr. Yu or Mr. Yu’s immediate family members beneficially own and control; or

(iii)	with the prior written consent of the Joint Sponsors and the Joint Representatives,

provided that, in the case of any transfer or distribution pursuant to foregoing clause (i) and (ii), (1) each donee, distributee or transferee, as the case may be, shall agree to be bound by the terms of the lock-up letter; and (2) no filing under the Exchange Act, reporting of reduction in beneficial ownership of the Chairman Lock-up Securities, shall be required or shall be voluntarily made during the Chairman Lock-up Period.

Nonetheless, nothing in the agreement shall prohibit the exercise of any option, warrant or other rights to acquire our common shares, ADSs or other securities, the vesting of restricted shares or the conversion of any convertible security into our common shares or ADSs granted pursuant to the Share Incentive Plans.

Undertakings by Mr. Yu and Tigerstep Development Limited

We have undertaken to each of the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Joint Sponsors and the Hong Kong Underwriters that for the period commencing on the date of the Hong Kong Underwriting Agreement and ending on, and including, the date that is 90 days after November 9, 2020 (the “Lock-Up Period”), unless with the prior written consent of the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the Hong Kong Underwriters) , and unless in compliance with the requirements of the Hong Kong Listing Rules, we will not:

(a)

offer, allot, issue, sell, pledge, or otherwise transfer or dispose of, either directly or indirectly, conditionally or unconditionally, any common shares or ADSs or any securities convertible into or exchangeable or exercisable for or that represent the right to receive, any of our common shares or ADSs or other securities, or our deposit any common shares or other securities, with a depositary in connection with the issue of depositary receipts; or

(b)

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any our common shares or ADSs or other securities, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, any our common shares or ADSs or other securities); or

(c)	enter into any transaction with the same economic effect as any transaction specified in paragraph (a) or (b) above; or

(d)	offer to or contract to or agree to or announce any intention to effect any transaction specified in paragraph (a), (b) or (c) above,

in each case, whether any of the transactions specified above is to be settled by delivery of our common shares or ADSs or other securities, or in cash or otherwise (whether or not the issue of such common shares or ADSs or other shares or securities will be completed within the Lock-up Period), except for:

(i)	the issue, offer and sale of the common shares pursuant to the Global Offering (including pursuant to the Over-allotment Option);

(ii)	the grant or issue of securities pursuant to the terms of the share incentive plans;

(iii)	any capitalization issue, capital reduction or consolidation or sub-division of our common shares, and

(iv)	any repurchase of securities pursuant to any of our share repurchase programs existing on the date of the Hong Kong Underwriting Agreement.

Conditions of the Global Offering

Acceptance of all applications for offer shares is conditional on, among other things:

•

the listing committee of the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, our common shares in issue and to be issued pursuant to the Global Offering (including common shares which may be issued pursuant to the Over-allotment Option) and common shares to be issued pursuant to our share incentive plans and outstanding warrants and such approval not subsequently having been withdrawn or revoked prior to the date on which our common shares are listed on the Hong Kong Stock Exchange;

•	the pricing of the offer shares having been agreed between the Joint Representatives (for themselves and on behalf of the underwriters) and us;

•	the execution and delivery of the International Underwriting Agreement on or around the price determination date; and

•

the obligations of the Hong Kong underwriters under the Hong Kong Underwriting Agreement and the obligations of the international underwriters under the International Underwriting Agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements;

in each case on or before the dates and times specified in the respective underwriting agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days from the date of this prospectus supplement.

The consummation of each of the Hong Kong public offering and the international offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms.

Share certificates for the offer shares will only become valid at 8:00 a.m. in Hong Kong on November 9, 2020, provided that the Global Offering has become unconditional in all respects at or before that time.

Dealings Arrangements

Assuming that the Hong Kong public offering becomes unconditional at or before 8:00 a.m. in Hong Kong on November 9, 2020, it is expected that dealings in the common shares on the Hong Kong Stock Exchange will commence at 9:00 a.m. in Hong Kong on November 9, 2020. The common shares will be traded in board lots of 10 common shares each and the stock code of the common shares on the Hong Kong Stock Exchange will be “9901.”

Indemnification

We have agreed to indemnify the several underwriters and their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization

Underwriters use stabilization in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which the stabilization is effected is not permitted to exceed the public offering price.

In connection with the Global Offering, the stabilizing manager (or any person acting for it), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of the common shares at a level higher than that which might otherwise prevail for a limited period after the listing date in the Hong Kong market. However, there is no obligation on the stabilizing manager (or any person acting for it) to conduct any such stabilizing action. Such stabilizing action, if taken, (i) will be conducted at the absolute discretion of the stabilizing manager (or any person acting for it) and in what the stabilizing manager reasonably regards as our best interest, (ii) may be discontinued at any time and (iii) is required to be brought to an end within 30 days after the date of the prospectus supplement.

Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the Securities and Futures Ordinance includes (i) over-allocating for the purpose of preventing or minimizing any reduction in the market price of the common shares, (ii) selling or agreeing to sell common shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of the common shares, (iii) purchasing, or agreeing to purchase, common shares pursuant to the exercise of the option of the international underwriters to purchase additional common shares in order to close out any position established under clauses (i) or (ii) above, (iv) purchasing, or agreeing to purchase, any common shares for the sole purpose of preventing or minimizing any reduction in the market price of the common shares, (v) selling or agreeing to sell any common shares in order to liquidate any position established as a result of those purchases and (vi) offering or attempting to do anything as described in clauses (ii), (iii), (iv) or (v) above.

Specifically, prospective applicants for and investors in the offer shares should note that:

•	the stabilizing manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in the common shares;

•	there is no certainty as to the extent to which and the time or period for which the stabilizing manager (or any person acting for it) will maintain such a long position;

•	liquidation of any such long position by the stabilizing manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of the common shares;

•

no stabilizing action can be taken to support the price of the common shares for longer than the stabilization period, which will begin on the date on which our common shares are listed on the Hong Kong Stock Exchange, and is expected to expire on December 3, 2020, being the 30th day after the last day for lodging applications under the Hong Kong public offering. After this date, when no further stabilization action may be made, or before this date in the event stabilization activities are not undertaken or otherwise, demand for the common shares, and therefore the price of the common shares, could fall;

•	the price of the common shares are not assured to stay at or above the public offering price by the taking of any stabilizing action or otherwise; and

•

stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the public offering price and can, therefore, be done at a price below the price paid by applicants for, or investors in, the offer shares.

We will ensure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilization period.

In connection with the Global Offering, the underwriters may also purchase and sell the common shares or ADSs in the open market in compliance with all applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of common shares than they are required to purchase in the offering or the sale by the underwriters of the ADSs, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional common shares (including common shares represented by short sales of ADSs) for which the international underwriters’ option to purchase additional common shares may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional common shares or purchasing common shares or ADSs in the open market and converting such ADSs into common shares. In determining the source of common shares to cover the covered short position, the underwriters will consider, among other things, the price of the common shares or ADSs available for purchase in the open market as compared to the price at which they may purchase additional common shares pursuant to the option described above. Stabilizing transactions consist of various bids for or purchases of common shares or ADSs made by the underwriters in the open market.

The underwriters may also impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the common shares or ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common shares or ADSs. As a result, the price of the common shares or ADSs may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities (which may start at any time in the U.S. market beginning on the price determination date) and may end any of these activities at any time. These transactions may be effected on the New York Stock Exchange, on the Hong Kong Stock Exchange, in the over-the-counter market or otherwise.

Activities by Underwriters

Described below are a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting or the stabilizing process.

The underwriters and their respective affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the account of others. In the ordinary course of their various business activities, the underwriters and their respective affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments and/or persons and entities with relationships with us and may also include swaps and other financial instruments entered into for hedging purposes in connection with our loans and other debt.

In relation to the common shares, the activities of the underwriters and their respective affiliates could include acting as agent for buyers and sellers of the common shares, proprietary trading in the common shares, and entering into over the counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the common shares. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the common shares, which may have a negative impact on the trading price of the common shares. All such activities could occur in Hong Kong and in the United States and elsewhere in the world and may result in the underwriters and their respective affiliates holding long and/or short positions in the common shares, in baskets of securities or indices including the common shares, in units of funds that may purchase the common shares, or in derivatives related to any of the foregoing.

In relation to issues by underwriters or their respective affiliates of any listed securities having the common shares as their underlying securities, whether on the Hong Kong Stock Exchange or on any other stock exchange, the rules of the stock exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the common shares in most cases.

All such activities may occur both during and after the end of the stabilizing period described under “—Stabilization” above. Such activities may affect the market price or value of the common shares, the liquidity or trading volume in the common shares and the volatility of the price of the common shares, and the extent to which this occurs from day to day cannot be estimated.

It should be noted that when engaging in any of these activities, the underwriters are subject to certain restrictions, including the following:

•

the underwriters (other than the stabilizing manager or any person acting for it) must not, in connection with the distribution of the offer shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the offer shares), whether in the open market or otherwise, with a view to stabilizing or maintaining the market price of any of the common shares at levels other than those which might otherwise prevail in the open market; and

•

the underwriters must comply with all applicable laws and regulations, including the market misconduct provisions of the Securities and Futures Ordinance, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation.

Certain of the underwriters or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other services to us and certain of our affiliates for which such underwriters or their respective affiliates have received or will receive customary fees and commissions.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of our common shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

b)

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Joint Representatives for any such offer; or

c)

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our common shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our common shares to be offered so as to enable an investor to decide to purchase any of our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of our common shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our common shares in, from or otherwise involving the United Kingdom.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the Global Offering. This prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the offer shares does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the offer shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the offer shares without disclosure to investors under Chapter 6D of the Corporations Act.

The offer shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the Global Offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring offer shares must observe such Australian on-sale restrictions.

This prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the offer shares (i) contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person; and (ii) do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information herein is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Bermuda

The offer of the international offer shares under the international offering is private and is not intended for the public. This prospectus supplement and the accompanying prospectus has not been approved by the Bermuda Monetary Authority or the Registrar of Companies in Bermuda. Any representation to the contrary, explicit or implicit is prohibited.

British Virgin Islands

The offer shares are not being and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription. The offer shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (“BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands. This prospectus supplement and the accompanying prospectus have not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the offer shares for the purposes of the Securities and Investment Business Act, 2010 or the Public Issuers Code of the British Virgin Islands.

Canada

The offer shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the offer shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the Global Offering.

Cayman Islands

The offer shares may not be offered or sold, directly or indirectly, to the public or to any member of the public in the Cayman Islands.

Hong Kong

This prospectus supplement and the accompanying prospectus have not been and will not be registered with the Registrar of Companies in Hong Kong. The offer shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (iv) pursuant to a registered “prospectus” which complies with or is exempt from compliance with Part XII of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong); and that there has not been issued and there will not be issued, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the offer shares, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong).

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of the offer shares.

Accordingly, the offer shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors, or QII

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the offer shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the offer shares. The common shares may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the offer shares constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the offer shares. The offer shares may only be transferred en bloc without subdivision to a single investor.

Kingdom of Saudi Arabia

This prospectus supplement and the accompanying prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority of the Kingdom of Saudi Arabia (the “Capital Market Authority”).

The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus supplement and the accompanying prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement or the accompanying prospectus.

Prospective purchasers of the international offer shares under the international offering offered hereby should conduct their own due diligence on the accuracy of the information relating thereto. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial adviser.

Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds”, its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the offer shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait. Investors in Kuwait who approach us or any of the underwriters to obtain copies of this prospectus supplement are required by us and the underwriters to keep such prospectus supplement confidential and not to make copies thereof nor distribute the same to any other person in Kuwait and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the offer shares.

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the offer shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the offer shares may not be circulated or distributed, nor may the offer shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires offer shares as principal, if the offer is on terms that the common shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the offer shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement and the accompanying prospectus do not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any offer shares requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

PRC

This prospectus has not been and will not be circulated or distributed in the PRC, and the offer shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any residents of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Taiwan, Hong Kong or Macau.

Qatar

This prospectus supplement and the accompanying prospectus is not intended to constitute an offer, sale or delivery of ordinary shares or other securities under the laws of the State of Qatar including the rules and regulations of Qatar Financial Centre Authority (“QFCA”) or the Qatar Financial Centre Regulatory Authority (“QFCRA”). The offer shares have not been and will not be listed on the Qatar Exchange and are not subject to the rules and regulations of the DSM Internal Regulations applying to the Qatar Exchange, the Qatar Financial Markets Authority (“QFMA”), the Qatar Central Bank (“QCB”), the QFCA or the QFCRA, or any laws of the State of Qatar.

This prospectus supplement and the accompanying prospectus have not been and will not be:

i.	lodged or registered with, or reviewed or approved by the QFCA, the QFCRA, the QCB or the QFMA; or

ii.

authorized or licensed for distribution in the State of Qatar, and the information contained in this prospectus supplement or the accompanying prospectus does not, and is not intended to, constitute a public or general offer or other invitation in respect of ordinary shares or other securities in the State of Qatar or the QFC.

The offer of the offer shares and interests therein do not constitute a public offer of securities in the State of Qatar under the Commercial Companies Law No. (5) of 2002 (as amended) or otherwise under any laws of the State of Qatar, including the rules and regulations of the QFCA or QFCRA.

The offer shares are only being offered to a limited number of investors who are willing and able to conduct an independent investigation of the risks involved in an investment in such ordinary shares. No transaction will be concluded in the jurisdiction of the State of Qatar (including the jurisdiction of the Qatar Financial Centre). We are not regulated by the QCB, QFMA, QFC Authority, QFC Regulatory Authority or any other government authority in State of Qatar. We do not, by virtue of this prospectus supplement, conduct any business in the State of Qatar. Our company is an entity regulated under laws outside the State of Qatar.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the offer shares may not be circulated or distributed, nor may the offer shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the offer shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)	a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the offer shares pursuant to an offer made under Section 275 of the SFA except:

a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any

b)	person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

c)	where no consideration is or will be given for the transfer;

d)	where the transfer is by operation of law;

e)	as specified in Section 276(7) of the SFA; or

f)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

South Korea

The offer shares have not been and will not be registered with the Financial Services Commission of Korea for public offering in South Korea under the Financial Investment Services and Capital Markets Act (the “FSCMA”), and none of the offer shares may be offered, sold or delivered, or offered or sold to any person for re-offering or resale, directly or indirectly in South Korea or to any resident of South Korea except pursuant to applicable laws and regulations of South Korea, including the FSCMA and the Foreign Exchange Transaction Law (the “FETL”) and the decrees and regulations thereunder. Furthermore, the offer shares may not be resold to South Korean residents unless the purchaser of the offer shares complies with all applicable regulatory requirements (including, but not limited to, governmental approval requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of the offer shares.

Switzerland

The offer shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance of prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the offer shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the Global Offering, the company or the offer shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the offer shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the offer shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the offer shares.

Taiwan

The offer shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the offer shares in Taiwan.

United Arab Emirates

The Global Offering has not been approved or licensed by the UAE Central Bank or any other relevant licensing authority in the United Arab Emirates (including the Dubai International Financial Centre), and does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise. Accordingly, the offer shares may not be offered to the public in the United Arab Emirates (including the Dubai International Financial Centre).

The offer shares may be offered, and this prospectus supplement may be issued, only to a limited number of investors in the United Arab Emirates (including the Dubai International Financial Centre) who qualify as sophisticated investors under the relevant laws of the United Arab Emirates (and the Dubai International Financial Centre). The offer shares will not be offered, sold, transferred or delivered to the public in the United Arab Emirates (including the Dubai International Financial Centre).

TAXATION

The following is a general summary of certain Cayman Islands, PRC and United States federal income tax consequences relevant to an investment in our common shares and our ADSs. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China, Hong Kong and the United States. You should consult your own tax advisors with respect to the consequences of an investment in our common shares and our ADSs. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Conyers Dill & Pearman, our special Cayman Islands counsel. To the extent that the discussion states definitive legal conclusions under PRC tax laws and regulations, it is the opinion of Tian Yuan Law Firm, our special PRC counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

PRC Taxation

Under the PRC Enterprise Income Tax Law, or the EIT Law, an enterprise established outside the PRC with “de facto management body” within the PRC is considered as a “resident enterprise” and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. The SAT has issued circular to provide that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with its “de facto management body” located within China if all of the following requirements are satisfied: (i) the senior management and core management departments in charge of its daily operations function are mainly in the PRC; (ii) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (iii) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (iv) at least half of the enterprise’s directors with voting right or senior management reside in the PRC. Although the circular apply to offshore enterprises controlled by PRC enterprises and not those by PRC individuals, the determination criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax residency status of offshore enterprises and the administration measures should be implemented, regardless of whether they are controlled by PRC enterprises or PRC individuals. If we are deemed to be a PRC resident enterprise, dividends distributed to our non-PRC shareholders by us, or the gain our non-PRC shareholders may realize from the transfer of our common shares or ADSs, may be treated as PRC-sourced income and therefore be subject to a 10% PRC withholding tax for enterprise shareholders pursuant to the EIT Law. Any PRC tax imposed on dividends or gains may be subject to a reduction if a reduced rate is available under an applicable tax treaty. It is unclear whether non-PRC shareholders of us would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

Hong Kong Taxation

In connection with the Hong Kong public offering, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Dealings in our common shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our common shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our common shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).

To facilitate ADS-common share conversion and trading between the New York Stock Exchange and the Hong Kong Stock Exchange, we also intend to move a portion of our issued common shares from our register of members maintained in the Cayman Islands to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered common shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors—Risks Related to Our Common Shares, ADSs and the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our common shares on the Hong Kong Stock Exchange.”

United States Federal Income Tax Considerations

The following discussion applies only to U.S. Holders (as defined below) that hold our ADSs or common shares as capital assets and that have the U.S. dollar as their functional currency. This discussion is based upon existing U.S. federal tax law as in effect on the date of this prospectus supplement, which is subject to differing interpretations or change (possibly with retroactive effect), and could affect the tax consequences described below.

The following discussion does not deal with the tax consequences to any particular holder or to persons in special tax situations such as:

•	banks;

•	financial institutions;

•	insurance companies;

•	broker dealers;

•	traders that elect to mark to market;

•	tax-exempt entities (including private foundations);

•	pension plans;

•	cooperatives;

•	holders that are not U.S. Holders;

•	persons whose functional currency is not the U.S. dollar;

•	real estate investment trusts;

•	regulated investment companies;

•	persons liable for alternative minimum tax;

•	persons that actually or constructively own 10% or more of our stock (by vote or value);

•	persons holding ADSs or common shares through partnerships or other pass-through entities; or

•	persons who acquired ADSs or common shares pursuant to the exercise of any employee share option or otherwise as compensation.

U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL AND FOREIGN TAX, MEDICARE TAX AND NON-INCOME TAX (SUCH AS THE UNITED STATES FEDERAL ESTATE OR GIFT TAX) CONSIDERATIONS OF THE OWNERSHIP AND DISPOSITION OF ADSS OR COMMON SHARES.

The discussion below of the United States federal income tax consequences to “U.S. Holders” will apply if you are the beneficial owner of ADSs or common shares and you are, for U.S. federal income tax purposes,

•	a citizen or individual resident of the U.S.;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any State or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of common shares or ADSs, the tax treatment of a partner in such partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding our common shares or ADSs should consult their tax advisors regarding the United States federal income tax considerations relating to the ownership or disposition of our common shares or ADSs.

If you hold ADSs, it is generally expected that you should be treated as the beneficial owner of the underlying common shares represented by those ADSs for U.S. federal income tax purposes. The remainder of this discussion assumes that a U.S. Holder of our ADSs will be treated in this manner.

Taxation of Distributions on the ADSs or Common Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of all our distributions paid to you with respect to the ADSs or common shares out of our current or accumulated earnings and profits, will generally be included in your gross income as ordinary dividend income on the date of receipt by the depositary, in the case of ADSs, or by you, in the case of common shares. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution paid will generally be reported as a “dividend” for U.S. federal income tax purposes. The dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individuals, dividends may be “qualified dividend income” which is taxed at the lower applicable capital gains rate provided that (1) the ADSs or common shares, as applicable, are readily tradable on an established securities market in the United States, or we are eligible for the benefit of the income tax treaty between the U.S. and the PRC, (2) the non-United States corporation is not a passive foreign investment company (as discussed below) for either its taxable year in which the dividend was paid or the preceding taxable year and (3) certain holding period requirements are met. Although we expect our ADSs will be considered to be readily tradable on the NYSE, which is an established securities market in the U.S., there can be no assurance that our ADSs will be considered readily tradable on an established securities market in the future. Since we do not expect that our common shares will be listed on an established securities market in the U.S., it is unclear whether dividends that we pay on our common shares that are not backed by

ADSs currently meet the conditions required for the reduced tax rate. In the event, however, that we are deemed to be a PRC resident enterprise under the EIT Law, we may be eligible for the benefits of the U.S.—PRC income tax treaty. U.S. Holders are advised to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to our ADSs or common shares.

Dividends paid on our ADSs and common shares will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the EIT Law, a U.S. Holder may be subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on our ADSs or common shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the creditability of any PRC tax.

Taxation of Disposition of common shares

Subject to the passive foreign investment company rules discussed below, a U.S. Holder will recognize taxable gain or loss on any sale, exchange or other taxable disposition of an ADS or common share equal to the difference between the amount realized for the ADS or common share and such holder’s tax basis in the ADS or common share. The gain or loss will generally be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the ADS or common share for more than one year will be eligible for reduced capital gains rates. The deductibility of capital losses is subject to limitations. Any such gain or loss will generally be treated as U.S. source income or loss. In the event that we are deemed to be a PRC resident enterprise under the EIT Law and gain from the disposition of the ADSs or common shares is subject to tax in the PRC, a U.S. Holder that is eligible for the benefits of the U.S.-PRC treaty may elect to treat the gain as PRC source income. See “—PRC Taxation.” U.S. Holders are advised to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or common shares, including the availability of the foreign tax credit, under their particular circumstances.

Passive Foreign Investment Company Considerations

A non-United States corporation, such as our company, will be a “passive foreign investment company,” or a “PFIC,” for United States federal income tax purposes, if either (1) 75% or more of its gross income for such year consists of certain types of “passive” income or (2) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce passive income or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles associated with active business activities may generally be classified as active assets. If a non-U.S. corporation directly or indirectly owns at least 25% (by value) of the stock of another corporation, such corporation will be treated, for purposes of the PFIC tests, as owning a proportionate share of the assets and earning a proportionate share of the other corporation’s assets and receiving a proportionate share of the other corporation’s income.

Although the law in this regard is unclear, we treat our VIEs (including their subsidiaries) as being owned by us for U.S. federal income tax purposes, not only because we control their management decisions but also because we are entitled to substantially all of the economic benefits associated with these entities, and, as a result, we consolidate their operating results in our combined financial statements. If it were determined, however, that we are not the owner of our VIEs (including their subsidiaries) for U.S. federal income tax purposes, we may be or become a PFIC. Assuming that we are the owner of our VIEs (including their subsidiaries) for United States federal income tax purposes, and based upon the Company’s current income and assets (taking into account the expected proceeds from this offering), including goodwill and other unbooked intangibles, we do not expect to be a PFIC for the current taxable year or the foreseeable future. The value of our assets for purposes of the PFIC test will generally be determined by reference to the market value of our ADSs, the determination of whether we will be or become a PFIC will depend in large part upon the market value of our ADSs, which we cannot control. Accordingly, fluctuations in the market price of our ADSs may cause us to become a PFIC for the current taxable year or future taxable years. The determination of whether we will be or become a PFIC will also depend, in part, upon the nature of our assets and income over time, which are subject to change from year to year. Because PFIC status is a fact-intensive determination made on an annual basis, no assurance can be given that we are not or will not become classified as a PFIC.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or common shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (1) any excess distribution that we make to the U.S. Holder which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, (2) if shorter, the U.S. Holder’s holding period for the ADSs or common shares. Under these PFIC rules:

•	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or common shares;

•

such amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we were a PFIC (a “pre-PFIC year”), will be taxable as ordinary income;

•

such amount allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as applicable, for each such year; and

•	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than the current taxable year or a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or common shares and any of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to the rules described above on certain distributions by a lower-tier PFIC and a disposition of shares of a lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If a U.S. Holder makes a mark-to-market election for the ADSs or common shares, such holder will include in income for each year that we are treated as a PFIC with respect to such holder an amount equal to the excess, if any, of the fair market value of the ADSs or common shares as of the close of your taxable year over the holder’s adjusted basis in such ADSs or common shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the ADSs or common shares over their fair market value as of the close of the taxable year. However, deductions will be allowable only to the extent of any net mark-to-market gains on the ADSs or common shares included in a U.S. Holder’s income for prior taxable years. Amounts included in a U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs or common shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ADSs or common shares, as well as to any loss realized on the actual sale or disposition of the ADSs or common shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ADSs or common shares. A U.S. Holder’s basis in the ADSs or common shares will be adjusted to reflect any such income or loss amounts. If a U.S. Holder makes a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower capital gains rate applicable to qualified dividend income (discussed above under “—Taxation of Distributions on the ADSs or Common Shares”) would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable United States Treasury regulations. Our ADSs are listed on the NYSE, which is a qualified exchange or market for these purposes. Consequently, if the ADSs continue to be listed on the NYSE and are regularly traded, and a U.S. Holder holds ADSs, we expect that the mark-to-market election would be available to such U.S. Holder were we to be or become a PFIC although there can be no assurance in this regard. Because a mark-to-market election cannot technically be made for equity interests in any lower-tier PFICs that we own, a U.S. Holder may continue to be subject to the PFIC rules with respect to its indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. In the case of a U.S. Holder who has held ADSs or common shares during any taxable year in respect of which we were classified as a PFIC and continues to hold such ADSs or common shares (or any portion thereof) and has not previously determined to make a mark-to-market election, and who is now considering making a mark-to-market election, special tax rules may apply relating to purging the PFIC taint of such ADSs or common shares.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” or “QEF” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder that makes a valid QEF election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if the PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable United States Treasury regulations. We do not intend to prepare or provide the information that would enable a U.S. Holder to make a QEF election. Accordingly, U.S. Holders should assume that the QEF Election will not be available.

If a U.S. Holder holds ADSs or common shares in any year in which we are treated as a PFIC with respect to such U.S. Holder, the U.S. Holder will generally be required to file United States Internal Revenue Service Form 8621 and such other form as is required by the United States Treasury Department. U.S. Holders are urged to consult their tax advisor regarding the application of the PFIC rules to their ownership or disposition of our ADSs or common shares.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP and Skadden, Arps and Slate, Meagher & Flom with respect to certain legal matters of United States federal securities law, New York State law and Hong Kong law, by Conyers Dill & Pearman with respect to legal matters of Cayman Islands law, and by Tian Yuan Law Firm with respect to legal matters of PRC law. The underwriters are being represented by Herbert Smith Freehills with respect to legal matters of United States federal securities law, New York State law and Hong Kong law and by Jia Yuan Law Offices with respect to legal matters of PRC law. The validity of the common shares offered in the Global Offering and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by Tian Yuan Law Firm and for the underwriters by Jia Yuan Law Offices. Skadden, Arps, Slate, Meagher & Flom LLP and Conyers Dill & Pearman may rely upon Tian Yuan Law Firm with respect to matters governed by PRC law. Herbert Smith Freehills may rely upon Jia Yuan Law Offices with respect to matters governed by PRC law.

PROSPECTUS

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

COMMON SHARES

We may from time to time in one or more offerings offer and sell our common shares, including common shares represented by American depositary shares, or ADSs.

In addition, from time to time, the selling shareholders (if any) to be named in a prospectus supplement may offer and sell our common shares held by them. The selling shareholders (if any) may sell shares of our common shares through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of shares of our common shares by the selling shareholders (if any).

We will provide the specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 27 of this prospectus.

The ADSs are listed on the New York Stock Exchange under the symbol “EDU.” On October 22, 2020, the last reported sale price of the ADSs on the New York Stock Exchange was $171.88 per ADS.

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” which may be included in any prospectus supplement or which are incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 23, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information About Us.” In this prospectus, unless otherwise indicated or unless the context otherwise requires:

(1) “ADSs” refers to the American depositary shares, each of which represents one common share; and

(2) China” or “PRC” refers to People’s Republic of China, and for the purpose of this prospectus, excludes Taiwan, Hong Kong and Macau;

(3) “New Oriental China” refers to New Oriental Education & Technology Group Co., Ltd., formerly known as Beijing New Oriental Education & Technology (Group) Co., Ltd., which is a domestic PRC company and our variable interest entity whose financial results are consolidated into our consolidated financial statements in accordance with U.S. GAAP;

(4) “shares” or “common shares” are to our common shares, par value US$0.01 per share;

(5) “RMB” or “Renminbi” refers to the legal currency of China and “$,” “dollars,” “US$” or “U.S. dollars” refers to the legal currency of the United States.

(6) “we,” “us,” “our company” or “our” refer to New Oriental Education & Technology Group Inc., its predecessor entities and subsidiaries and, in the context of describing our operations and consolidated financial data, also includes New Oriental China (as defined below);

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “is expected to,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to:

•	our anticipated growth strategies;

•	our future business development, results of operations and financial condition;

•	expected changes in our revenues and certain cost and expense items;

•	our ability to increase student enrollments and course fees and expand program, service and product offerings;

•	competition in each type of educational program, service and product we provide;

•	risks associated with our offering of new educational programs, services and products and the expansion of our geographic reach;

•	the expected increase in expenditures on education in China; and

•	PRC laws, regulations and policies relating to private education and providers of private educational services.

You should read thoroughly this this prospectus and the documents incorporated by reference with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this this prospectus and the documents incorporated by reference include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus and the documents incorporated by reference relate only to events or information as of the date on which the statements are made in this prospectus or the date of the incorporated document. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

OUR COMPANY

Overview

Our first school was established by Mr. Michael Minhong Yu, our executive chairman, in Beijing, China in 1993 to offer TOEFL test preparation courses to college students. Since our inception, we have grown rapidly and transformed ourselves from primarily a language training and test preparation company to the largest provider of private educational services in China offering a wide range of educational programs, services and products to a varied student population throughout China. We deliver our comprehensive educational programs, services and products to students across China through our nationwide physical network of schools, learning centers and bookstores, as well as our pure-play online learning platforms. We are committed to offering comprehensive and high quality educational services and products to meet the evolving needs of students in each stage of their life (from kindergarten to adult), including K-12 after-school tutoring, overseas and domestic test preparation, language training for adults, pre-school, primary and secondary schools, education materials and distribution, online education, and other services.

For more information about our company, please see “Item 4. Information on the Company” in our annual report on Form 20-F for the fiscal year ended May 31, 2020, which is incorporated in this prospectus by reference, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

Corporate Information

Our principal executive offices are located at No. 6 Hai Dian Zhong Street, Haidian District, Beijing, 100080, People’s Republic of China. Our telephone number at this address is +86 10 60908000. Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with an offering of securities registered by the registration statement of which this prospectus is a part.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system. We maintain our website at http://investor.neworiental.org. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus.

Please see “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association, the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, or the Companies Law, and the common law of the Cayman Islands.

As of the date of the prospectus, the authorized share capital of the Company is US$3,000,000 divided into 300,000,000 shares, with a par value of US$0.01 each. The following are summaries of material provisions of our amended and restated memorandum and articles of association in effect insofar as they relate to the material terms of our common shares.

Common Shares

General. All of our outstanding common shares are fully paid and non-assessable. Certificates representing the common shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our common shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Law and our memorandum and articles of association.

Voting Rights. Each common share is entitled to one vote on all matters upon which the common shares are entitled to vote. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by our chairman or any shareholder holding at least 10% of the shares given a right to vote at the meeting, present in person or by proxy.

A quorum required for a meeting of shareholders consists of at least two shareholders present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, which hold in aggregate at least one-third of our voting share capital. Shareholders’ meetings are held annually and may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate not less than 33% of our voting share capital. Advance notice of at least seven days is required for the convening of our annual general meeting and other shareholders’ meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the common shares cast in a general meeting, while a special resolution requires the affirmative vote of not less than two-thirds of the votes cast attaching to the common shares. A special resolution is required for important matters such as a change of name. Holders of the common shares may affect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of a larger amount than our existing share capital, and canceling any shares.

Transfer of Shares. Subject to the restrictions of our memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her common shares by an instrument of transfer in the usual or common form prescribed by the New York Stock Exchange or in any other form approved by our board.

Our board of directors may, in its sole discretion, decline to register any transfer of any common share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any common share unless (1) the instrument of transfer is lodged with us, accompanied by the certificate for the common shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (2) the instrument of transfer is in respect of only one class of common shares; (3) the instrument of transfer is duly and properly signed; (4) in the case of a transfer to joint holders, the number of joint holders to whom the common share is to be transferred does not exceed four; (5) the shares conceded are free of any lien in favor of us; or (6) a fee of such maximum sum as the New York Stock Exchange may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of common shares shall be distributed among the holders of the common shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares. Subject to the provisions of the Companies Law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by special resolution.

Variations of Rights of Shares. All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied either with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Limitations on the Right to Own Shares. There are no limitations on the right to own our shares.

Disclosure of Shareholder Ownership. There are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed. An exempted company incorporated under the laws of the Cayman Islands, is required to maintain a beneficial ownership register at its registered office that records details of the persons who ultimately own or control, directly or indirectly, more than 25% of the equity interests or voting rights of the company or have rights to appoint or remove a majority of the directors of the company. The beneficial ownership register is not a public document and is only accessible by a designated competent authority of the Cayman Islands. Such requirement does not, however, apply to an exempted company with its shares listed on an approved stock exchange, which includes the NYSE. Accordingly, for so long as our shares are listed on the NYSE, we are not required to maintain a beneficial ownership register.

Registered Office and Objects

Our registered office in the Cayman Islands is located at Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands, or at such other place as our board of directors may from time to time decide. The objects for which our company is established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Law, as amended from time to time, or any other law of the Cayman Islands.

Differences in Corporate Law

The Companies Law is derived, to a large extent, from the older Companies Acts of England but does not follow recent statutory enactments in England. In addition, the Companies Law differs from laws applicable to

United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States.

Mergers and Similar Arrangements. The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent 75% in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court of the Cayman Islands can be expected to approve the arrangement if it determines that (a) the statutory provisions as to the required majority vote have been met; (b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; (c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and (d) the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when (a) a company acts or proposes to act illegally or ultra vires; (b) the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and (c) those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties. As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

In addition, directors of a Cayman Islands company must not place themselves in a position in which there is a conflict between their duty to the company and their personal interests. However, this obligation may be varied by the company’s articles of association, which may permit a director to vote on a matter in which he has a personal interest provided that he has disclosed that nature of his interest to the board. Our amended and restated memorandum and articles of association provides that a director with an interest (direct or indirect) in a contract or arrangement or proposed contract or arrangement with the company must declare the nature of his interest at the meeting of the board of directors at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the board of directors after he is or has become so interested.

A general notice may be given at a meeting of the board of directors to the effect that (i) the director is a member/officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing be made with that company or firm; or (ii) he is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing to the board of directors be made with a specified person who is connected with him, will be deemed sufficient declaration of interest. Following the disclosure being made pursuant to our amended and restated memorandum and articles of association and subject to any separate requirement for Audit Committee approval under applicable law or the listing rules of the NYSE, and unless disqualified by the chairman of the relevant board meeting, a director may vote in respect of any contract or arrangement in which such director is interested and may be counted in the quorum at such meeting. However, even if a director discloses his interest and is therefore permitted to vote, he must still comply with his duty to act bona fide in the best interest of our company.

In comparison, under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

There are no statutory requirements under Cayman Islands law allowing our shareholders to requisition a shareholders’ meeting. However, under our amended and restated articles of association, on the requisition of shareholders representing not less than 33% of the voting rights entitled to vote at general meetings, the board shall convene an extraordinary general meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings, and our amended and restated articles of association do not require us to call such meetings every year.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed by an ordinary resolution of shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Law, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares. Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Inspection of Books and Records

Holders of our common shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements.

Changes in Our Issued Share Capital

Non-vested Equity Shares

We have granted non-vested equity shares to certain of our employees, directors and consultants. See “Item  6. Directors, Senior Management and Employees—B. Compensation of Directors and Executive Officers” in our annual report on Form 20-F for the year ended May 31, 2020, which is incorporated in this prospectus by reference.

Share Repurchase

In October 2018, we announced a share repurchase program, pursuant to which we were authorized to repurchase our own common shares or ADSs with an aggregate value of up to US$200 million during the period from October 29, 2018 through May 31, 2019. Under such share repurchase program, we repurchased an aggregate of 952,000 ADSs for US$56.0 million on the open market at a weighted average purchase price of US$58.78 per ADS.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS represents ownership of one common share, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s principal office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. See “—Direct Registration System.”

We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman law governs shareholder rights. The depositary will be the holder of the common shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “—Jurisdiction and Arbitration.”

The following is a summary of the material provisions of the deposit agreement dated as of September 12, 2006, as amended and supplemented as of June 5, 2007, August 5, 2011 and April 25, 2012. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information About Us.”

Holding the ADSs

How will you hold your ADSs?

You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on common shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of common shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our common shares) set by the depositary with respect to the ADSs.

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Cash. The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the common shares or any net proceeds from the sale of any common shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.

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Before making a distribution the depositary will deduct any withholding taxes that must be paid, will be deducted. See “Taxation.” It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares. For any common shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such common shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional common shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell common shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed common shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

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Elective Distributions in Cash or Shares. If we offer holders of our common shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the common shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing common shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of common shares.

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Rights to Purchase Additional Shares. If we offer holders of our common shares any rights to subscribe for additional shares, the depositary shall, having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights, and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper, distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for common shares (rather than ADSs).

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of common shares or be able to exercise such rights.

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Other Distributions. Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit common shares or evidence of rights to receive common shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

How do ADS holders cancel an American Depositary Share?

You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the common shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its principal office, to the extent permitted by law.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the common shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the common shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the common shares.

If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the common shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary. Voting instructions may be given only in respect of a number of ADSs representing an integral number of common shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the common shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the common shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the common shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 21 business days in advance of the meeting date.

Compliance with Regulations

Information Requests

Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the common shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or common shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or common shares may be transferred, to the same extent as if such ADS holder or beneficial owner held common shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Fees and Expenses

As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees

•  To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to US$0.05 per ADS issued

• Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled

• Distribution of cash proceeds, including cash dividends or sale of rights and other entitlements	Up to US$0.05 per ADS held

• Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held

• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held

• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

As an ADS holder, you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

•	Fees for the transfer and registration of common shares charged by the registrar and transfer agent for the common shares (i.e., upon deposit and withdrawal of common shares).

•	Expenses incurred for converting foreign currency into U.S. dollars.

•	Expenses for cable, telex and fax transmissions and for delivery of securities.

•

Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when common shares are deposited or withdrawn from deposit).

•	Fees and expenses incurred in connection with the delivery or servicing of common shares on deposit.

•	Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to common shares, deposited securities, ADSs and ADRs.

•	Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our common shares	The cash, shares or other securities received by the depositary will become deposited securities.

Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

Distribute securities on the common shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver common shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:

•	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

•

are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

•

are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

•

are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting common shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

•	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

•	are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

•

disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting common shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

•

disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, or for the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, common shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Jurisdiction and Arbitration

The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the applicable rules of the American Arbitration Association. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in federal or state courts.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, split-up or combine ADSs, make a distribution on an ADS, or permit withdrawal of common shares, the depositary may require:

•

payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any common shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

•	satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

•

compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying common shares at any time except:

•

when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of common shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our common shares;

•	when you owe money to pay fees, taxes and similar charges;

•

when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of common shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

•	for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any common shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such common shares.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company continued in the Cayman Islands in order to take advantage of certain benefits associated with being a Cayman Islands exempted company, including:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets and operations are located in China. All of our executive officers reside in China and some or all of the assets of those persons are located within China. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with an offering of securities registered by the registration statement of which this prospectus is a part.

Tian Yuan Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Conyers Dill & Pearman, our counsel as to Cayman Islands laws, that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment, in personam obtained in any federal or state court in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Tian Yuan Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

SELLING SHAREHOLDERS

Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer and sell some or all of our common shares held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders (if any) may sell our common shares held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders (if any) may also sell, transfer or otherwise dispose of some or all of our common shares held by them in transactions exempt from the registration requirements of the Securities Act.

We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder (if any) and the number of our common shares beneficially owned and being offered by such selling shareholders. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and the selling shareholders (if any) may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information, if applicable:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any offering price to the public;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We and the selling shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us and the selling shareholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Institutional Investors

If indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, then payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise or the shares are offered by the selling shareholders, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling shareholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the selling shareholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us, the selling shareholders or others (or, in the case of derivatives, securities received from us or the selling shareholders in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We and the selling shareholders may also make sales through the Internet or through other electronic means. Since we and the selling shareholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters in connection with this offering will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the common shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Conyers, Dill & Pearman. Legal matters as to PRC law will be passed upon for us by Tian Yuan Law Firm and for the underwriters by a law firm named in the applicable prospectus supplement. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Conyers, Dill & Pearman with respect to matters governed by Cayman Islands law and Tian Yuan Law Firm with respect to matters governed by PRC law.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended May 31, 2020, and the effectiveness of New Oriental Education & Technology Group Inc.’s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The offices of Deloitte Touche Tohmatsu Certified Public Accountants LLP are located at 12/F China Life Financial Center, No. 23 Zhenzhi Road, Chaoyang District, Beijing 100026, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended May 31, 2020 filed on September 16, 2020;

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•

the description of the securities contained in our registration statement on Form 8-A filed on August 23, 2006 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

•	Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 23, 2020, titled “New Oriental Education & Technology Group Inc. Supplemental and Updated Disclosures”;

•

Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 23, 2020, titled “Unaudited Interim Condensed Consolidated Financial Statements as of August 31, 2020 and for the three months ended August 31, 2019 and 2020”; and

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

New Oriental Education & Technology Group Inc.

No. 6 Hai Dian Zhong Street, Haidian District

Beijing 100080, People’s Republic of China

Tel: (86 10) 6260-5568

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

New Oriental Education & Technology Group Inc.

8,510,000 Common Shares